As filed with the Securities and Exchange Commission on September 30, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOBLE CORPORATION plc

(Exact name of registrant as specified in its charter)

England and Wales	98-1644664
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

13135 Dairy Ashford, Suite 800

Sugar Land, Texas 77478

(281) 276-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard B. Barker

Noble Corporation plc

13135 Dairy Ashford, Suite 800

Sugar Land, Texas 77478

(281) 276-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

David L. Emmons

Clinton W. Rancher

Lakshmi Ramanathan

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

NOBLE CORPORATION plc

18,143,769 A Ordinary Shares

This prospectus relates to the resale, from time to time, by one or more selling shareholders identified in this prospectus or in a subsequent prospectus supplement of up to 18,143,769 A ordinary shares, par value $0.00001 per share (“Ordinary Shares”), of us, including up to 620,538 Ordinary Shares issuable upon the exercise of outstanding Company Warrants (as defined herein) issued pursuant to the Tranche 1 Warrant Agreement and the Tranche 2 Warrant Agreement (each as defined herein) (collectively, the “Warrants”). See “Description of Share Capital” for more information on the Warrants. This prospectus also relates to an indeterminate number of Ordinary Shares that may become issuable upon exercise of the Warrants as a result of anti-dilution adjustments.

We are registering the offer and sale of the Ordinary Shares pursuant to registration rights we have granted under a registration rights agreement dated as of February 5, 2021 (the “Bankruptcy RRA”) and a registration rights agreement dated as of April 15, 2021 (the “Pacific Drilling Merger RRA”), in each case as further described herein. We have agreed to bear all of the expenses incurred in connection with the registration of the Ordinary Shares. The selling shareholders will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of the Ordinary Shares.

We are not selling any Ordinary Shares under this prospectus, and we will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholders under this prospectus. Our registration of the Ordinary Shares covered by this prospectus does not mean that the selling shareholders will offer or sell any of the Ordinary Shares. The Ordinary Shares to which this prospectus relates may be offered and sold from time to time directly by the selling shareholders or alternatively through underwriters, broker dealers, or agents. The selling shareholders will determine at what price they may sell the Ordinary Shares offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at prices related to prevailing market prices or at negotiated prices. See “Plan of Distribution” and “Selling Shareholders.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our Ordinary Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “NE.”

Investing in the Ordinary Shares involves risks. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of the risks regarding an investment in the Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2022.

ABOUT THIS PROSPECTUS

Unless we otherwise indicate, or unless the context requires otherwise, references in this prospectus to “Noble,” the “Company,” “we,” “us” and “our” refer collectively to (i) Noble Holding Corporation plc (formerly known as Noble Corporation plc), a public limited company incorporated under the laws of England and Wales (“Legacy Noble”), and its consolidated subsidiaries prior to February 5, 2021, the effective date (the “Effective Date”) of the Joint Plan of Reorganization of Noble Corporation plc and its Debtor Affiliates (as amended, modified or supplemented, the “Plan”) and emergence from the bankruptcy proceedings under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), (ii) Noble Corporation, an exempted company incorporated in the Cayman Islands with limited liability (“Noble Cayman”), and its consolidated subsidiaries following the Effective Date and prior to the September 30, 2022, the effective date of the Merger (as defined herein) (the “Merger Effective Date”), and (iii) Noble Corporation plc, a public limited company formed under the laws of England and Wales with registered number 12958050 (f/k/a Noble Finco Limited) (“Topco”), and its consolidated subsidiaries (including Noble Cayman) following the Merger Effective Date, as applicable. As a result of the Merger, Topco became the successor issuer to Noble Cayman pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the section “Description of Share Capital,” references to “Topco,” the “Company,” “we,” “us” and “our” refer only to Topco and not to any of our subsidiaries.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). This prospectus provides you with a general description of us and the securities that may be offered by the selling shareholders. Because each of the selling shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), each time securities are offered by the selling shareholders pursuant to this prospectus, the selling shareholders may be required to provide you with this prospectus and, in certain cases, a prospectus supplement that will contain specific information about the selling shareholders and the terms of the securities being offered. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and any prospectus supplement, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not, and the selling shareholders have not, authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectuses we have prepared. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling shareholders are not, making any offer to sell the Ordinary Shares in any jurisdiction where the offer is not permitted. The information contained or incorporated by reference in this prospectus is accurate only as of the date on the cover of this prospectus or, in the case of information incorporated by reference, only as of the date of such information, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since such dates.

We have not, and the selling shareholders have not, taken any action to permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offer and sale of the Ordinary Shares and the distribution of this prospectus outside the United States.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

IMPORTANT INFORMATION ABOUT U.S. GAAP, NON-GAAP, IFRS AND NON-IFRS FINANCIAL MEASURES

Noble Cayman’s financial statements included or incorporated by reference herein have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information and pursuant to the rules and regulations of the SEC.

The financial statements of The Drilling Company of 1972 A/S, a Danish public limited liability company (“Maersk Drilling”), included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”).

This prospectus includes or incorporates by reference certain references to financial measures that were not prepared in accordance with U.S. GAAP or IFRS. We believe that the presentation of non-GAAP or non-IFRS results, as applicable, is useful to investors for analyzing their respective business and business trends and comparing performance to prior periods, along with enhancing investors’ ability to view Noble Cayman’s or Maersk Drilling’s results, as applicable, from management’s perspective. The presentation of this additional information should not be considered a substitute for results prepared in accordance with U.S. GAAP or IFRS. The presentation of this non-GAAP or non-IFRS information is not meant to be considered in isolation or as a substitute for Noble Cayman’s or Maersk Drilling’s consolidated financial results prepared in accordance with U.S. GAAP or IFRS, respectively.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to U.S. GAAP informational requirements of the Exchange Act, and in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports and other information filed by us with the SEC are available at the SEC’s website at www.sec.gov and are also available free of charge at our website at http://www.noblecorp.com. The information contained on or linked to or from our website is not part of, and is not incorporated by reference into, this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register with the SEC the Ordinary Shares being offered in this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules to the registration statement. For further information about us and the Ordinary Shares, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus regarding the contents of any contract, agreement or any other document referred to herein are summaries of certain terms thereof and are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract, agreement or other document filed as an exhibit to the registration statement. You can read the registration statement at the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows information to be “incorporated by reference” into this prospectus, which means that important information can be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that we previously filed with the SEC (excluding information deemed to be furnished and not filed with the SEC). These documents contain important information about us and our financial condition:

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Noble Cayman’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 17, 2022, and Items 10 through 14 of Part III of Amendment No.  1 thereto on Form 10-K/A, filed with the SEC on March 11, 2022;

•

Noble Cayman’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 3, 2022, and the quarterly period ended June 30, 2022, filed with the SEC on August 9, 2022;

•

Noble Cayman’s Current Reports on Form 8-K filed with the SEC on April  16, 2021 (as amended on June  23, 2021), January  14, 2022, April  12, 2022, April  29, 2022, May  10, 2022, June  23, 2022, August  5, 2022, August  9, 2022, August  31, 2022 and September 1, 2022;

•	our Current Report on Form 8-K filed with the SEC on September 30, 2022;

•

the description of our Ordinary Shares contained in the proxy statement/prospectus filed pursuant to Rule 424(b) under the Securities Act (File No. 333-261780) on April 11, 2022, forming part of the Form S-4 Registration Statement (as defined herein), as we may update that description from time to time;

•

the historical consolidated financial statements of The Drilling Company of 1972 A/S as of December 31, 2021, 2020 and 2019, and for each of the years ended December  31, 2021, 2020 and 2019, included in the Registration Statement on Form S-4, initially filed by Topco on December 20, 2021 and declared effective on April 11, 2022 (the “Form S-4 Registration Statement”); and

•

the disclosure under the headings “Risk Factors,” “Business of Topco Before the Business Combination” and “Business of Maersk Drilling and Certain Information About Maersk Drilling” contained in the proxy statement/prospectus filed pursuant to Rule 424(b) under the Securities Act (File No. 333-261780) on April 11, 2022, forming part of the Form S-4 Registration Statement.

We also incorporate by reference into this prospectus any future filings made by Topco with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion or termination of the offering of the securities under this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report on Form 8-K.

You may obtain copies of any of these filings as described below, through the SEC’s Internet website as described above or through our website as described above. Documents incorporated by reference are available from us without charge, excluding exhibits unless an exhibit has been specifically incorporated by reference in this prospectus. You may obtain without charge a copy of documents that are incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Richard B. Barker

Noble Corporation plc

13135 Dairy Ashford, Suite 800

Sugar Land, Texas 77478

(281) 276-6100

ABOUT NOBLE

Noble is a leading offshore drilling contractor for the oil and gas industry. Noble provides contract drilling services to the international oil and gas industry with its global fleet of mobile offshore drilling units. Noble focuses on a high-specification fleet of floating and jackup rigs and the deployment of its drilling rigs in oil and gas basins around the world. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921.

Our principal executive offices are located at 13135 Dairy Ashford, Suite 800, Sugar Land, Texas 77478, and our telephone number at that address is (281) 276-6100. Our website address is http://www.noblecorp.com. The information contained on or linked to or from our website is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, and you should not consider such information part of this prospectus or rely on any such information in making your decision whether to purchase the Ordinary Shares.

RISK FACTORS

Investing in the Ordinary Shares involves significant risks. Before making an investment decision, you should carefully consider the risks described in this prospectus and the risks described under “Risk Factors” and elsewhere in any prospectus supplement, our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents incorporated by reference herein. If any of the risks discussed in this prospectus or the documents incorporated by reference herein occur, our business, prospects, liquidity, financial condition and results of operations could be materially impaired, in which case the price of the Ordinary Shares could decline significantly, and you could lose all or part of your investment. Some statements included or incorporated by reference in this prospectus constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included or incorporated in this prospectus, including those regarding the impact of our emergence from bankruptcy on our business and relationships, the global novel strain of coronavirus (“COVID-19”) pandemic and agreements regarding production levels among members of the Organization of Petroleum Exporting Countries (“OPEC”) and other oil and gas producing nations (together with OPEC, “OPEC+”), and any expectations we may have with respect thereto, and those regarding rig demand, peak oil, the offshore drilling market, oil prices, contract backlog, fleet status, our future financial position, business strategy, impairments, repayment of debt, credit ratings, liquidity, borrowings under any credit facilities or other instruments, sources of funds, future capital expenditures, contract commitments, dayrates, contract commencements, extension or renewals, contract tenders, the outcome of any dispute, litigation, audit or investigation, plans and objectives of management for future operations, foreign currency requirements, results of joint ventures, indemnity and other contract claims, reactivation, refurbishment, conversion and upgrade of rigs, rig acquisitions and dispositions, industry conditions, access to financing, impact of competition, governmental regulations and permitting, availability of labor, worldwide economic conditions, taxes and tax rates, indebtedness covenant compliance, dividends and distributable reserves, timing, benefits or results of acquisitions or dispositions (including the Business Combination (as defined herein) and the proposed sale by Noble Cayman and certain of its subsidiaries of five jackup rigs known as the Noble Hans Deul, Noble Houston Colbert, Noble Lloyd Noble, Noble Sam Hartley and Noble Sam Turner and all related support and infrastructure to a subsidiary of Shelf Drilling, Ltd. (the “Rig Divestiture”) and our plans, objectives, expectations and intentions related to the Business Combination and the Rig Divestiture), and timing for compliance with any new regulations, are forward-looking statements. When used in this prospectus or in the documents incorporated by reference, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “shall,” “will” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of the document in which they appear and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. We have identified factors, including but not limited to risks and uncertainties relating to the Business Combination with Maersk Drilling and the Rig Divestiture (including the risk that the Business Combination and the Rig Divestiture may not be completed in a timely manner or at all, the failure to satisfy the conditions to the consummation of the Business Combination, the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement (as defined herein), the effect of the announcement or pendency of the Business Combination on Noble’s or Maersk Drilling’s business relationships, performance and business generally, the risk that the proposed Business Combination disrupts current plans of Noble or Maersk Drilling and potential difficulties in Noble’s or Maersk Drilling’s employee retention as a result of the proposed Business Combination, the outcome of any legal proceedings that may be instituted against Noble related to the Business Combination Agreement or the proposed Business Combination, volatility in the price of the securities of Topco due to a variety of factors, including changes in the competitive markets in which Noble plans to operate, variations in performance across competitors, changes in laws and regulations affecting Noble’s business and changes in the combined capital structure, the ability to implement business plans, forecasts, and other expectations (including with respect to synergies and financial and operational metrics, such as EBITDA and free cash flow) after the completion of the proposed Business Combination, and to identify and realize additional opportunities, the failure to realize anticipated benefits of the proposed Business Combination, the potential impact of consummation of the proposed Business Combination on relationships with third parties, and risks associated with assumptions that parties make in connection with the parties’ critical accounting estimates and other judgments), the effects of public health threats, pandemics and epidemics, such as the ongoing outbreak of COVID-19, and the adverse impact thereof on our business, financial condition and results of operations (including but not limited to our growth, operating costs, supply chain, availability of labor, logistical capabilities, customer demand for our services and industry demand generally, our liquidity, the price of our securities and trading markets with respect thereto, our ability to access capital markets, and the global economy and financial markets generally), the effects of actions by or disputes among OPEC+ members with respect to production levels or other matters related to the price of oil, market conditions, cost inflation, factors affecting the level of activity in the oil and gas industry, the conflict in Ukraine, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, operating hazards and delays, risks associated with operations outside the United States, actions by regulatory authorities, credit rating agencies, customers, joint venture partners, contractors, lenders and other third parties, legislation and regulations affecting drilling operations, compliance with or changes in environmental, health, safety, tax and other regulations or requirements or initiatives (including those addressing the impact of global climate change or air emissions), violations of anti-corruption laws, shipyard risk and timing, delays in mobilization of rigs, hurricanes and other weather conditions, and the future price of oil and gas, that could cause actual plans or results to differ materially from those included in any forward-looking statements. Actual results could differ materially from those expressed as a result of various factors. These factors include those referenced or described under “Risk Factors” in this prospectus and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, or in our other filings with the SEC. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating an investment in the Ordinary Shares.

USE OF PROCEEDS

The Ordinary Shares offered hereby are being registered for the account of the selling shareholders identified in this prospectus or in a subsequent prospectus supplement. See “Selling Shareholders.” All net proceeds from the sale of the Ordinary Shares will go to the selling shareholders. We will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholders pursuant to this prospectus. The selling shareholders will pay any underwriting fees, discounts or commissions and transfer taxes relating to the sale of the Ordinary Shares. We will pay all other costs, fees and expenses incurred in effecting the registration of the Ordinary Shares covered by this prospectus, including, without limitation, the SEC registration fee with respect to the Ordinary Shares covered by this prospectus, reasonable fees and expenses of our counsel, auditors and accountants and reasonable fees and expenses of underwriters to the extent customarily paid by issuers or sellers of securities.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information of Noble Corporation plc, a private limited company formed under the laws of England and Wales (“Topco”), and the accompanying footnotes (the “Pro Forma Financial Information”) reflects the impact of the following transactions:

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Business Combination: Pursuant to the business combination agreement, dated November 10, 2021 (as amended, the “Business Combination Agreement”), by and among Noble Corporation, an exempted company incorporated in the Cayman Islands with limited liability (solely for the purposes of this section, “Old Noble”), Topco, Noble Newco Sub Limited, a Cayman Islands exempted company and a direct, wholly owned subsidiary of Topco (“Merger Sub”), and The Drilling Company of 1972 A/S, a Danish public limited liability company (“Maersk Drilling”), among other things, (i) on September 30, 2022 (the “Merger Effective Date”) (x) Old Noble merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of Topco, and (y) each ordinary share, par value $0.00001 per share, of Old Noble (solely for the purposes of this section, collectively, the “Noble Shares”), issued and outstanding prior to the effective time of the Merger (the “Merger Effective Time”), was converted into one newly and validly issued, fully paid and non-assessable A ordinary share, par value $0.00001 per share, of Topco (solely for the purposes of this section, the “Topco Shares”), and (ii) on October 3, 2022 (the “Closing Date”), Topco will complete a voluntary tender exchange offer to Maersk Drilling’s shareholders (the “Offer” and, together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”) and upon consummation of the Offer, because Topco will have acquired more than 90% of the issued and outstanding shares of Maersk Drilling, nominal value Danish krone (“DKK”) 10 per share (“Maersk Drilling Shares”), Topco will redeem all remaining Maersk Drilling Shares not exchanged in the Offer (the “Minority Shares”) for, at the election of the holder, either Topco Shares or cash (or, for those holders that do not make an election, only cash), under Danish law by way of a compulsory purchase. Topco, Old Noble and their subsidiaries collectively are referred to as “Noble.” The Business Combination is accounted for as a business combination pursuant to Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), where Noble is the accounting acquirer. Refer to Note 2 of the Pro Forma Financial Information for more information on the terms of the Business Combination Agreement, the purchase price consideration provided in connection with the Business Combination, and Noble’s determination of the accounting acquirer.

•

Noble 2022 Rig Disposal: On April 22, 2022, the UK Competition and Markets Authority (the “UK CMA”) announced its Phase 1 decision, pursuant to which it concluded that the Business Combination gives rise to a realistic prospect of a substantial lessening of competition in relation to the supply of jack-up rigs in NW Europe and that a remedy to address such effect would be required to avoid a reference to a Phase 2 review under the UK CMA regime. On April 29, 2022, Noble and Maersk Drilling submitted proposals (the “Remedy Proposals”) to the UK CMA to address such effect identified in the UK CMA’s decision of April 22, 2022. Each of the Remedy Proposals was designed to replicate the competitive constraint provided by Noble in respect of jack-up rigs in NW Europe by the divestment of certain jack-up rigs to a suitable purchaser. On May 9, 2022, the UK CMA published its decision that there are reasonable grounds for believing that one of these Remedy Proposals might be accepted by the UK CMA. This one Remedy Proposal comprises the divestment of the rigs Noble Hans Deul, Noble Sam Hartley, Noble Sam Turner, Noble Houston Colbert, and Noble Lloyd Noble (the “NLN Rig” and, collectively, the “Remedy Rigs”), including all of the related support and infrastructure that the purchaser will need to run the Remedy Rigs as an effective standalone business. Relevant off-shore and on-shore staff are expected to transfer with the Remedy Rigs (the “Noble 2022 Rig Disposal”).

On June 23, 2022, Noble announced that it had entered into an Asset Purchase Agreement (as amended, the “Asset Purchase Agreement”) with a potential purchaser, Shelf Drilling, Ltd. (“Shelf

Drilling”) and one of its subsidiaries (the “Shelf Buyer”), regarding the sale of the Remedy Rigs under the Remedy Proposal described above, conditional upon, among other things, the UK CMA formally approving Shelf Drilling as a suitable purchaser and also formally accepting the Remedy Proposal. On the Completion (as defined in the Asset Purchase Agreement), Noble Drilling Norway AS (“Noble Norway”) and a member of the Shelf Group, which will be the owner of the NLN Rig, will enter into a charter agreement (the “NLN Charter Agreement”), pursuant to which Noble Norway will charter the NLN Rig from the Shelf Group during the period from the Completion until the date of the NLN Completion (as defined in the Asset Purchase Agreement) in order to allow Noble Norway to complete its current obligations under the NLN Drilling Agreement (as defined in the Asset Purchase Agreement) with the NLN Customer (as defined in the Asset Purchase Agreement). At the end of the charter period, Noble Norway will redeliver the NLN Rig to the Shelf Group.

On September 1, 2022, the UK CMA issued its formal decision and accepted the Remedy Proposal and Shelf Drilling as a suitable purchaser. The closing of the Noble 2022 Rig Disposal is expected to occur in early October following the closing of the Business Combination. Until such time, the closing of the Noble 2022 Rig Disposal remains subject to the few remaining conditions that have been previously disclosed, including the completion of the Business Combination.

The Pro Forma Financial Information also reflects the impact of the following transactions that have been completed since January 1, 2021 but have not been included in the results of operations for the entire periods presented for the pro forma condensed combined statements of operations (collectively, the “Completed Transactions”):

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Noble 2021 Rig Disposal: On November 3, 2021, Noble completed the sales of jackup rigs Noble Roger Lewis, Noble Scott Marks, Noble Joe Knight, and Noble Johnny Whitstine in Saudi Arabia to ADES International Holding Limited (the “Noble 2021 Rig Disposal”).

•

Maersk Drilling Rig Disposal: On October 27, 2021, Maersk Drilling completed the divesture of the combined drilling and production unit Maersk Inspirer in Norway to Havila Sirius (the “Maersk Drilling Rig Disposal”).

•

Pacific Drilling Merger: On April 15, 2021, Noble completed the acquisition of Pacific Drilling Company LLC (solely for the purposes of this section, “Pacific”; and the acquisition, the “Pacific Drilling Merger”). The Pacific Drilling Merger was accounted for as a business combination pursuant to ASC 805, where Noble was the accounting acquirer.

•

Noble Reorganization: On February 5, 2021, Noble successfully consummated its plan of reorganization (solely for the purposes of this section, the “Noble Plan”) and emerged from bankruptcy reorganization under Chapter 11 (the “Noble Reorganization”).

The Pro Forma Financial Information has been prepared under the following assumptions:

•

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and for the twelve months ended December 31, 2021 assume that the Business Combination, the Noble 2022 Rig Disposal, and the Completed Transactions had occurred on January 1, 2021.

•

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 assumes that the Business Combination and the Noble 2022 Rig Disposal had occurred on June 30, 2022. The impacts from the Completed Transactions have already been reflected in the historical consolidated balance sheets of either Noble or Maersk Drilling as of June 30, 2022; therefore, no pro forma adjustments were made for these transactions in the unaudited pro forma condensed combined balance sheet as of June 30, 2022.

The Pro Forma Financial Information does not represent what the actual consolidated results of operations or the consolidated financial position of Topco would have been had the Business Combination, the Noble 2022 Rig Disposal, and the Completed Transactions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The assumptions made by Noble underlying the pro forma adjustments are described in the accompanying notes to these unaudited pro forma condensed combined financial statements. Adjustments are based on information available to Noble’s management during the preparation of the Pro Forma Financial Information and assumptions that Noble’s management believes are reasonable and supportable. The pro forma adjustments, which are described in the accompanying notes, may be revised by Noble as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material.

Noble’s management has not presented the effects of anticipated costs or savings associated with certain restructuring, severance, termination-related benefits, or other integration activities resulting from the Business Combination as the specificity of the timing and nature of such items is still under evaluation as of the date of this prospectus.

The Pro Forma Financial Information should be read in conjunction with the following:

•

The consolidated financial statements and notes included in Old Noble’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 17, 2022, and Amendment No. 1 thereto on Form 10-K/A, filed with the SEC on March 11, 2022 (together, the “2021 Form 10-K”).

•	The condensed consolidated financial statements and notes included in Old Noble’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the SEC on August 9, 2022.

•

The historical Maersk Drilling consolidated financial statements and notes for the year ended December 31, 2021 included in the Form S-4 Registration Statement and the interim period ended June 30, 2022 included elsewhere in this prospectus.

•	The Pacific condensed consolidated financial statements and notes for the interim period ended March 31, 2021 included in Old Noble’s Current Report on Form 8-K/A, filed with the SEC on June 23, 2021.

Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2022

(in thousands, except per share amounts)

		Maersk Drilling Historical
	Noble Pro Forma (Note 7)	Maersk Drilling Historical (IFRS) (Note 4)	Maersk Drilling IFRS-to-GAAP Adjustments (Note 6)		Maersk Drilling Historical Adjusted (U.S. GAAP)	Business Combination Transaction Accounting Adjustments (Note 3)		Topco Pro Forma Combined
Operating revenues
Contract drilling services	$433,383	$520,180	$—		$520,180	$—		$953,563
Reimbursables and other	23,921	12,298	—		12,298	—		36,219

	457,304	532,478	—		532,478	—		989,782
Operating costs and expense
Contract drilling services	315,558	391,634	4,959	(C) (D)	396,593	592	(EE)	712,743
Reimbursables	20,319	6,776	—		6,776	—		27,095
Depreciation and amortization	40,334	97,831	105,500	(C) (E)	203,331	(130,562)	(AA)	113,103
General and administrative	34,211	39,245	1,364	(C)	40,609	—		74,820
Merger and integration costs	18,578	—	8,619	(D)	8,619	—		27,197
Gain on sale of operating assets, net	(3,459)	(84)	—		(84)	—		(3,543)
Hurricane losses	2,805	—	—		—	—		2,805
Special items	—	11,150	(11,150)	(D)	—	—		—
Loss on impairment	—	117,956	74,639	(E)	192,595			192,595

	428,346	664,508	183,931		848,439	(129,970)		1,146,815

Operating income (loss)	28,958	(132,030)	(183,931)		(315,961)	129,970		(157,033)
Other income (expense)
Interest expense, net of amounts capitalized	(15,395)	(18,081)	422	(C)	(17,659)	2,865	(DD)	(30,189)
Interest income and other, net	1,531	(10,556)	—		(10,556)	—		(9,025)
Gain on extinguishment of debt, net	—	—	—		—	—		—
Gain on bargain purchase	—	—	—		—	—		—

Loss before income taxes	15,094	(160,667)	(183,509)		(344,176)	132,835		(196,247)
Income tax benefit (provision)	949	(11,772)	4,406	(F)	(7,366)	5,714	(EE)	(703)

Net income (loss)	$16,043	$(172,439)	$(179,103)		$(351,542)	$138,549		$(196,950)

Basic net income (loss) per share	$0.23	$(4.17)	—		—	—		$(1.53)	(CC)
Diluted net income (loss) per share	$0.21	$(4.17)	—		—	—		$(1.53)	(CC)
Weighted average shares outstanding
Basic	68,722	41,341	—		—	—		128,886	(CC)
Diluted	77,059	41,341	—		—	—		128,886	(CC)

Unaudited Pro Forma Condensed Combined Statement of Operations

Twelve Months Ended December 31, 2021

(in thousands, except per share amounts)

		Maersk Drilling Historical
	Noble Pro Forma (Note 7)	Maersk Drilling Historical (IFRS) (Note 4)	Maersk Drilling Rig Disposal (IFRS) (Note 5)		Maersk Drilling IFRS-to-GAAP Adjustments (Note 6)		Maersk Drilling Historical Adjusted (U.S. GAAP)	Business Combination Transaction Accounting Adjustments (Note 3)		Topco Pro Forma Combined
Operating revenues
Contract drilling services	$674,950	$1,232,397	$(45,869)	(A)	$—		$1,186,528	$—		$1,861,478
Reimbursables and other	62,220	34,739	—		—		34,739	—		96,959

	737,170	1,267,136	(45,869)		—		1,221,267	—		1,958,437
Operating costs and expense
Contract drilling services	562,565	807,261	(29,790)	(A)	17,999	(C) (D)	795,470	2,640	(EE)	1,360,675
Reimbursables	55,565	17,704	—		—		17,704	—		73,269
Depreciation and amortization	74,975	213,202	(7,967)	(A)	227,491	(C) (E)	432,726	(287,648)	(AA)	220,053
General and administrative	94,447	86,604	—		2,794	(C)	89,398	—		183,845
Merger and integration costs	24,792	—	—		7,592	(D)	7,592	33,633	(BB)	66,017
Gain on sale of operating assets, net	(259,433)	(256,292)	—		—		(256,292)	—		(515,725)
Hurricane losses	23,350	—	—		—		—	—		23,350
Special items	—	20,533	194	(A)	(20,727)	(D)	—	—		—

	576,261	889,012	(37,563)		235,149		1,086,598	(251,375)		1,411,484

Operating income (loss)	160,909	378,124	(8,306)		(235,149)		134,669	251,375		546,953
Other income (expense)
Interest expense, net of amounts capitalized	(24,799)	(49,664)	1,198	(A) (B)	1,072	(C)	(47,394)	5,769	(DD)	(66,424)
Interest income and other, net	11,319	(11,239)	—		—		(11,239)	—		80
Gain on extinguishment of debt, net	(2,664)	—	—		—		—	—		(2,664)
Gain on bargain purchase	62,305	—	—		—		—	—		62,305

Loss before income taxes	207,070	317,221	(7,108)		(234,077)		76,036	257,144		540,250
Income tax benefit (provision)	(5,014)	(26,248)	2,066	(A)	10,442	(F)	(13,740)	(16,686)	(EE)	(35,440)

Net income (loss)	$202,056	$290,973	$(5,042)		$(223,635)		$62,296	$240,458		$504,810

Basic net income (loss) per share	$3.03	$7.05	—		—		—	—		$3.98	(CC)
Diluted net income (loss) per share	$2.84	$7.00	—		—		—	—		$3.83	(CC)
Weighted average shares outstanding
Basic	66,615	41,290	—		—		—	—		126,779	(CC)
Diluted	71,058	41,583	—		—		—	—		131,700	(CC)

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2022

(in thousands)

		Maersk Drilling Historical
	Noble Pro Forma (Note 8)	Maersk Drilling Historical (IFRS) (Note 4)	Maersk Drilling IFRS-to-GAAP Adjustments (Note 6)		Maersk Drilling Historical Adjusted (U.S. GAAP)	Business Combination Transaction Accounting Adjustments (Note 3)		Topco Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$527,253	$209,326	$—		$209,326	$(49,639)	(FF)	$686,940
Accounts receivable, net	258,780	229,126	—		229,126	—		487,906
Taxes receivable	16,906	26,419	—		26,419	—		43,325
Prepaid expenses and other current assets	40,226	64,823	(7,000)	(F)	57,823	(32,320)	(GG)	65,729
Assets held for sale	—	39,338	—		39,338	—		39,338

Total current assets	843,165	569,032	(7,000)		562,032	(81,959)		1,323,238

Intangible assets	33,495	—	—		—	—		33,495
Property and equipment, at cost	1,306,160	8,684,312	3,677,277	(E)	12,361,589	(9,477,020)	(HH)	4,190,729
Accumulated depreciation	(98,525)	(6,315,334)	(945,866)	(E)	(7,261,200)	7,261,200	(HH)	(98,525)

Property and equipment, net	1,207,635	2,368,978	2,731,411		5,100,389	(2,215,820)		4,092,204

Other assets	81,698	318,833	(8,262)	(E)	310,571	(276,832)	(II)(JJ)	115,437

Total assets	$2,165,993	$3,256,843	$2,716,149		$5,972,992	$(2,574,611)		$5,564,374

Current liabilities
Accounts payable	$136,144	$137,391	$—		$137,391	$(14,948)	(LL)	$258,587
Accrued payroll and related costs	33,754	25,587	—		25,587	—		59,341
Current maturities of long-term debt	—	129,925	—		129,925	—		129,925
Taxes payable	26,854	27,707	17,156	(F)	44,863	5,066	(JJ)	76,783
Interest payable	8,921	656	—		656	—		9,577
Other current liabilities	44,263	51,305	—		51,305	—		95,568
Compulsory purchase liability	—	—	—		—	186,055	(KK)	186,055

Total current liabilities	249,936	372,571	17,156		389,727	176,173		815,836

Long-term debt	216,000	618,809	—		618,809	9,505	(MM)	844,314
Deferred income taxes	6,700	26,080	68,828	(E)	94,908	(72,806)	(JJ)	28,802
Other liabilities	116,922	74,639	34,180	(F)	108,819	143,350	(JJ)	369,091

Total liabilities	589,558	1,092,099	120,164		1,212,263	256,222		2,058,043

Shareholders’ equity
Common stock	1	62,520	—		62,520	(62,519)	(NN)	2
Additional paid-in-capital	1,402,608	—	—		—	1,963,928	(NN)	3,366,536
Retained earnings (accumulated deficit)	170,024	2,108,680	2,595,985	(E) (F)	4,704,665	(4,738,698)	(NN)	135,991
Accumulated other comprehensive income (loss)	3,802	(6,456)	—		(6,456)	6,456	(NN)	3,802

Total shareholders’ equity	1,576,435	2,164,744	2,595,985		4,760,729	(2,830,833)		3,506,331

Total liabilities and equity	$2,165,993	$3,256,843	$2,716,149		$5,972,992	$(2,574,611)		$5,564,374

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands, except per share amounts or otherwise indicated)

Note 1. Basis of Presentation

The Pro Forma Financial Information has been prepared by Topco in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” which was adopted in May 2020 and became effective on January 1, 2021. The pro forma adjustments include transaction accounting adjustments, which reflect the application of required accounting for the Business Combination, the Noble 2022 Rig Disposal, and the Completed Transactions.

The historical consolidated financial statements of Noble were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and shown in U.S. dollars. The historical consolidated financial statements of Maersk Drilling were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and shown in U.S. dollars. Refer to Note 4 for the adjustments identified by Maersk Drilling to convert Maersk Drilling’s historical financial statements prepared in accordance with IFRS to Noble’s basis of accounting under U.S. GAAP.

Noble adopted fresh start accounting in accordance with Accounting Standards Codification Topic 852, Reorganizations (“ASC 852”), upon Noble’s emergence from reorganization under Chapter 11, resulting in reorganized Noble becoming the successor entity (“Successor”) for financial reporting purposes. In accordance with ASC 852, with the application of fresh start accounting, Noble allocated its reorganization value to its individual assets based on their estimated fair values in conformity with ASC 805. Liabilities subject to compromise of the predecessor entity of Noble (“Predecessor”) were either reinstated or extinguished as part of the reorganization.

Note 2. Business Combination with Maersk Drilling and Estimated Purchase Consideration

Business Combination Agreement

On the Merger Effective Date, pursuant to the Business Combination Agreement, Old Noble merged with and into Merger Sub, with Merger Sub surviving the Merger as a wholly owned subsidiary of Topco, and (i) each Noble Share issued and outstanding prior to the Merger Effective Time was converted into one newly and validly issued, fully paid and non-assessable Topco Share, and (ii) each warrant to purchase Noble Shares issued pursuant to the applicable Noble Cayman Warrant Agreements (as defined herein) and outstanding immediately prior to the Merger Effective Time was converted automatically into a warrant to acquire a number of Topco Shares equal to the number of Noble Shares underlying such warrant, with the same terms as were in effect immediately prior to the Merger Effective Time under the terms of the applicable Noble Cayman Warrant Agreement. In addition, each award of restricted share units representing the right to receive Noble Shares, or value based on the value of Noble Shares (each, a “Noble RSU Award”) outstanding immediately prior to the Merger Effective Time ceased to represent a right to acquire Noble Shares (or value equivalent to Noble Shares) and was converted into the right to acquire, on the same terms and conditions as were applicable under the Noble RSU Award (including any vesting conditions), that number of Topco Shares equal to the number of Noble Shares subject to such Noble RSU Award immediately prior to the Merger Effective Time.

On the Closing Date, pursuant to the Business Combination Agreement, Topco will complete the Offer, and upon consummation of the Offer, because Topco will have acquired more than 90% of the issued and outstanding Maersk Drilling Shares, Topco will redeem all remaining Maersk Drilling Shares not exchanged in the Offer for, at the election of the holder, either Topco Shares or cash (or, for those holders that do not make an election, only cash), under Danish law by way of a compulsory purchase.

Upon completion of the Offer, and in connection with the Compulsory Purchase (as defined herein), each Maersk Drilling Share will be exchanged for either (i) 1.6137 newly and validly issued, fully paid and non-assessable Topco Shares (the “Exchange Ratio”) or (ii) cash consideration (payable in DKK), subject to a cash consideration cap per Maersk Drilling shareholder of $1,000 and an aggregate cap on cash consideration payable to all Maersk Drilling shareholders of $50 million. Consequently, Maersk Drilling shareholders who elect to receive cash consideration will receive, as applicable, (a) $1,000 for the applicable portion of their Maersk Drilling Shares and the balance of Maersk Drilling Shares in Topco Shares in accordance with the Exchange Ratio, or (b) the amount corresponding to the total holding of their Maersk Drilling Shares if such holding of Maersk Drilling Shares represents a value equal to or less than $1,000 in the aggregate, subject to any reduction under the aggregate cap described in the preceding sentence. A Maersk Drilling shareholder holding Maersk Drilling Shares exceeding a value of $1,000 in the aggregate could not elect to receive less than $1,000 in cash consideration if the cash consideration in lieu of Topco Shares was elected.

Each of Maersk Drilling and Topco will take steps to procure that each Maersk Drilling restricted stock unit award (a “Maersk Drilling RSU Award”) that is outstanding immediately prior to the acceptance time of the Offer (the “Acceptance Time”) is exchanged, at the Acceptance Time, with the right to receive on the same terms and conditions as were applicable under the Maersk Drilling RSU Long-Term Incentive Programme for Executive Management 2019 and the Maersk Drilling RSU Long-Term Incentive Programme 2019 (including any vesting conditions), that number of Topco Shares equal to the product of (1) the number of Maersk Drilling Shares subject to such Maersk Drilling RSU Award immediately prior to the Acceptance Time and (2) the Exchange Ratio, with any fractional Maersk Drilling Shares rounded to the nearest whole share. Upon conversion such Maersk Drilling RSU Awards will cease to represent a right to receive Maersk Drilling Shares (or value equivalent to Maersk Drilling Shares).

The acquisition method of accounting for business combinations was used by Noble in accordance with ASC 805, with Noble expected to be the accounting acquirer of Maersk Drilling. Following the closing of the Business Combination, assuming all remaining Maersk Drilling Shares are issued Topco Shares for the Compulsory Purchase, Noble shareholders are expected to hold a majority interest in the combined company, with former shareholders of Noble and Maersk Drilling owning approximately 53% and 47%, respectively, of outstanding Topco Shares. Assuming all remaining Maersk Drilling Shares are settled in cash for the Compulsory Purchase, the percentage relative to former shareholders of Noble will be higher. The board of directors of Topco will be comprised of seven members, including three individuals designated by Noble, three individuals designated by Maersk Drilling, and Robert W. Eifler, current President and Chief Executive Officer of Noble, who will serve as the President and Chief Executive Officer of the combined company. Of the three individuals designated by Noble, up to two individuals may be designated by the Investor Manager (depending upon the Investor Manager’s percentage ownership of outstanding Topco Shares). Of the three individuals designated by Maersk Drilling, up to two individuals may be designated by APMH Invest (as defined herein) (which right APMH Invest will continue to have on a going-forward basis, subject to certain minimum holding conditions). Further, the combined company name, ticker symbol, and headquarters will remain consistent with that of Noble. Based on Noble shareholders’ majority equity stake in the combined company, the composition of the board of directors of the combined company, and the other factors noted herein, Noble is expected to be the accounting acquirer of Maersk Drilling in accordance with the guidance of ASC 805.

Preliminary Purchase Price Consideration

The following table presents the calculation of preliminary purchase price consideration based on an average of the closing price per share of Noble Shares on the NYSE for the seven trailing days ended on September 21, 2022, which is used as a proxy for the market price of the Topco Shares at the Closing Date (table below in thousands, except ratios and per share price):

Preliminary purchase price consideration
Maersk Drilling share acceptances per the Offer (net of fractional shares and shares for which cash settlement was elected)	37,228
Exchange Ratio	1.6137

Number of Topco shares issued	60,075
Noble Share Price for seven trailing days ended September 21, 2022	$32.55

Preliminary purchase price paid for Maersk Drilling shares	$1,955,441
Company Shares for which cash settlement was elected	16
Exchange Ratio	1.6137
Parent VWAP(1)	$29.00

Cash settlement election consideration	$749
Cash payout for fractional shares of Maersk Drilling	1,000
Fair value of replacement Maersk Drilling RSU Awards attributable to the purchase price	7,397

Total preliminary purchase price consideration transferred to Maersk Drilling	$1,964,587
Fair value of Compulsory Purchase	186,055

Total preliminary purchase price consideration	$2,150,642

(1)

Parent VWAP, as defined in the Business Combination Agreement, represents the volume-weighted average closing price of Noble Shares on the NYSE for the ten trading days ending on the date two days prior to the publication of the offer document relating to the Offer.

The purchase price consideration calculated above and applied in the Pro Forma Financial Information is preliminary and subject to modification based on the final purchase price, which includes any changes to the value of Topco Shares and the number of vested Maersk Drilling RSU Awards at the Closing Date. The final value of Topco’s consideration transferred will be determined based on the actual number of Topco Shares issued, the number of Maersk Drilling Shares outstanding at the Closing Date, and the market price of the Topco Shares at the Closing Date. This will likely result in a difference from the preliminary purchase consideration calculated above and that difference may be material. For example, with other assumptions held constant, an increase or decrease of 10% in the price per Noble Shares would increase or decrease the fair value of the preliminary purchase price by $196.3 million. Increases in the market price of the Topco Shares at the Closing Date over the share price assumption used in the Pro Forma Financial Information would result in the recognition of goodwill. However, a change in the closing share price does not change the number of Topco Shares issued in connection with the Business Combination or the number of underlying Topco Shares issued as replacement for the Maersk Drilling RSU Awards to be granted.

Allocation of Purchase Price Consideration to Asset Acquired and Liabilities Assumed

The allocation of the consideration, including any related tax effects, is preliminary and pending finalization of various estimates, inputs and analyses used in the valuation assessment of the specifically identifiable tangible and intangible assets acquired. Since the Pro Forma Financial Information has been prepared by Topco based on preliminary estimates of consideration and fair values attributable to the Business Combination, the actual amounts eventually recorded in accordance with the acquisition method of accounting may differ materially from the information presented.

ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. Any consideration transferred or paid in a business combination in excess of the fair value of the assets acquired and liabilities assumed should be recognized as goodwill, while any excess fair value of the assets acquired and liabilities assumed beyond the consideration transferred or paid in a business combination should be recognized as a bargain purchase gain. Noble management’s estimate as of the date of this filing is that the fair value of the net assets and liabilities acquired is equal to the purchase price. Thus, no goodwill or bargain purchase gain has been recognized on the pro forma condensed combined balance sheet as of June 30, 2022. This preliminary determination is subject to further assessment and adjustments by Noble pending additional information sharing between the parties, more detailed third-party appraisals, natural changes in net assets acquired between the pro forma date used herein and the Closing Date, and other potential adjustments.

In October 2021, the FASB issued Accounting Standards Update (“ASU”) No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”). Upon the adoption of this update, contract assets and contract liabilities (i.e., deferred revenue) acquired in a business combination will be recognized and measured by the acquirer on the acquisition date in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) as if the acquirer had originated the contracts, which would generally result in an acquirer recognizing and measuring acquired contract assets and contract liabilities consistent with how they were recognized and measured in the acquiree’s financial statements. Noble adopted ASU 2021-08 on January 1, 2022, prior to the consummation of the Business Combination. Therefore, Maersk Drilling’s historical deferred revenue balance as of June 30, 2022 has been included in the preliminary purchase price allocation in accordance with ASU 2021-08 based on a preliminary assessment of the ASC 606 polices of Noble and Maersk Drilling made by Topco.

The preliminary allocation of the purchase price consideration is as follows:

Estimated Fair Value
Total current assets	$529,712
Property and equipment, net	2,884,569
Other noncurrent assets	33,739

Total assets acquired	3,448,020

Total current liabilities	394,793
Long-term debt	628,314
Deferred income taxes	22,102
Other liabilities	252,169

Total liabilities assumed	1,297,378

Net assets acquired & total preliminary purchase price consideration	$2,150,642

Compulsory Purchase

Subject to the terms and conditions set forth in the Business Combination Agreement, in the scenario in which more than 90% of shareholders of Maersk Drilling vote to accept the Offer, Topco will initiate and complete the acquisition of the Minority Shares of Maersk Drilling (the “Compulsory Purchase”). The Compulsory Purchase allows Topco to effectuate a 100% merger with Maersk Drilling if more than 90% of Maersk Drilling shareholders approve of the merger. In accordance with the Danish Companies Act, Topco has a legal right and obligation to enforce the Compulsory Purchase of any remaining shares of Maersk Drilling if 90% approval is achieved by Maersk Drilling shareholders.

Acceptances representing more than 90% of the outstanding share capital and voting rights in Maersk Drilling were obtained by Topco in the Offer, thus Topco has exercised its rights under the Danish Companies

Act to conduct a Compulsory Purchase of the Maersk Drilling shares held by the remaining minority shareholders in Maersk Drilling. After close of the Business Combination, subject to the terms and conditions set forth in the Business Combination Agreement and in accordance with the Danish Companies Act, Topco will execute and effectuate the Compulsory Purchase. The consideration payable in respect of each minority share shall be equal in value to the Offer Consideration and paid net to the holder thereof in accordance with applicable law (i) either in cash or in Topco Shares (and cash in lieu of fractional Topco Shares, if any) at the election of each holder of minority shares which have responded during the mandatory notice period pursuant to sections 70-72 of the Danish Companies Act, and (ii) in cash only for any holder of Minority Shares who does not transfer their minority shares during the Squeeze-out Period.

As of the date of this prospectus, management has performed a preliminary assessment of the accounting treatment for the Compulsory Purchase and acquisition of Minority Shares of Maersk Drilling. Based on this preliminary assessment, management has determined that the Compulsory Purchase is a mandatorily redeemable instrument and should be classified as a liability and measured at fair value in accordance with ASC Topic 480, Distinguishing Liabilities from Equity. Additionally, no noncontrolling interest will be recognized by Topco and no earnings will be allocated to the noncontrolling interest. Thus, in effect, Topco will account for the Compulsory Purchase as a financing transaction and recognize 100% of Maersk Drilling’s assets and liabilities.

The Pro Forma Financial Information reflects a liability of $186.1 million for the estimated fair value of the Compulsory Purchase. For pro forma purposes it is assumed that the Compulsory Purchase will be 100% settled in cash. If the Compulsory Purchase was assumed to be 100% settled in Topco Shares, the estimated liability would be approximately $216.6 million, which is estimated based on an average of the closing price per share of Noble Shares on the NYSE for the seven trailing days ended on September 21, 2022 (used as a proxy for the market price of the Topco Shares at the Closing Date), and would result in goodwill being recognized of $30.6 million. The final value of the Compulsory Purchase will be determined based on the market price of the Topco Shares at the Closing Date, the amount of Minority Shares settled in cash, and the amount of Minority Shares settled in Topco Shares. This will likely result in a difference from the preliminary fair value above and that difference may be material. Further, if the Compulsory Purchase was 100% settled in cash on the Closing Date, the pro forma cash balance would be approximately $500.9 million as of June 30, 2022. This preliminary fair value estimate is subject to change as additional information becomes available and as additional analysis is performed by management.

Note 3. Business Combination Transaction Accounting Adjustments

The Business Combination transaction adjustments below are prepared based on the purchase price assumptions presented in Note 2, Business Combination with Maersk Drilling Merger and Estimated Purchase Consideration.

Condensed Combined Statement of Operations

(AA) Depreciation and amortization

Reflects the removal of historical depreciation expense and the recording of the pro forma depreciation expense based on the estimated fair value of Maersk Drilling’s property and equipment upon the Business Combination. For pro forma purposes it is assumed that the Business Combination occurred on January 1, 2021. The pro forma adjustments to depreciation expense for the six months ended June 30, 2022 and for the twelve months ended December 31, 2021 were calculated as follows:

	Six Months Ended June 30, 2022	Twelve Months Ended December 31, 2021
Removal of historical depreciation expense	$(203,331)	$(432,726)
Pro forma depreciation expense	72,769	145,078

Pro forma adjustment for depreciation and amortization	$(130,562)	$(287,648)

Drilling equipment and facilities are depreciated using the straight-line method over their estimated useful lives as of the date placed in service or date of major refurbishment. Estimated useful lives of the acquired drilling equipment range from three to thirty years. Maersk Drilling’s other property and equipment is depreciated using the straight-line method over useful lives ranging from two to forty years.

(BB) Merger and integration costs

Reflects the recognition of the following items in the pro forma statement of operations for the twelve months ended December 31, 2021:

(i)

the incremental estimated transaction costs to be incurred directly in connection with the Business Combination, consisting primarily of legal and professional fees. Approximately $12.4 million and $16.9 million of estimated transaction costs are expected to be incurred subsequent to June 30, 2022 by Noble and Maersk Drilling, respectively, and such costs are reflected in the pro forma statement of operations for the twelve months ended December 31, 2021.

For the six months ended June 30, 2022, $11.4 million and $6.0 million of transaction costs were incurred by Noble and Maersk Drilling, respectively. For the twelve months ended December 31, 2021, $8.3 million and $5.5 million of transaction costs, were incurred by Noble and Maersk Drilling, respectively. The costs above are not expected to recur any period beyond twelve months from the close of the Business Combination;

(ii)

stock-based compensation expense of $1.9 million due to the accelerated vesting of cash and equity settled Noble RSU Awards held by Noble’s non-employee directors in connection with the Business Combination. This cost is non-recurring and is not expected to have a continuing impact on the combined company’s operating results in future periods; and

(iii)

estimated expense of $2.4 million related to the cash-based bonus expected to be paid to executive officers and certain other employees of Maersk Drilling upon completion of the Business Combination. This estimate is preliminary and subject to change based on statutory and other legal contingency matters. This cost is non-recurring and is not expected to have a continuing impact on the combined company’s operating results in future periods.

(CC) Weighted average shares outstanding and income per share

As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

The table below presents the components of the numerator and denominator for the pro forma income per share calculation for the periods presented:

	Six Months Ended June 30, 2022	Twelve Months Ended December 31, 2021
Numerator
Net income attributable to Topco	$(196,950)	$504,810

Denominator
Basic shares:
Topco shares converted from Noble shares	62,259	60,152
Topco shares converted from Noble Penny Warrants	6,463	6,463
Topco shares converted from vested Noble RSUs	89	89
Topco shares converted from Maersk Drilling shares	60,075	60,075

Pro forma weighted average shares outstanding, basic	128,886	126,779

Diluted shares:
Pro forma weighted average shares outstanding, basic	128,886	126,779
Dilutive effect of Topco shares convertible from Noble in-the-money warrants	—	1,263
Dilutive effect of Topco shares convertible from unvested Noble RSU Awards	—	3,180
Dilutive effect of Topco shares convertible from unvested Maersk Drilling RSU Awards	—	478

Pro forma weighted average shares outstanding, diluted(1)	128,886	131,700

Net income per share attributable to Topco, basic	$(1.53)	$3.98
Net income per share attributable to Topco, diluted	$(1.53)	$3.83

(1)

For the six months ended June 30, 2022 the diluted pro forma share count excludes the potentially dilutive effect of Topco warrants or Topco Shares convertible from the following instruments because they are anti-dilutive due to the pro forma net loss position: 14,652 Noble warrants, 3,378 unvested Noble RSU Awards, and 478 Maersk Drilling RSU Awards. For the twelve months ended December 31, 2021 the diluted pro forma share count excludes the potentially dilutive effect of Topco warrants convertible from 11,097 out-of-the-money Noble warrants.

(DD) Interest expense

Reflects the elimination of Maersk Drilling’s historical amortization of deferred financing costs as a result of the elimination of deferred financing costs upon applying purchase accounting. No amortization of deferred financing costs would have been recorded during the six months ended June 30, 2022 and the twelve months ended December 31, 2021 had the Business Combination occurred on January 1, 2021.

(EE) Taxes

Reflects the pro forma adjustments to penalties and interest for tax contingencies booked as income tax benefit (provision) or contract drilling services expense as a result of the Business Combination. The income tax benefit (provision) impact was calculated by applying the appropriate statutory tax rates of the respective tax jurisdictions to which the pro forma adjustments relate.

Condensed Combined Balance Sheet

(FF) Cash and cash equivalents

Adjustment reflects (i) payment of estimated cash consideration of $1.7 million, (ii) the payment of estimated transaction costs of $29.3 million for legal, professional and success fees incurred subsequent to June 30, 2022 by Noble and Maersk Drilling related to the Business Combination, (iii) the payment of total accrued transaction costs of $10.7 million as of June 30, 2022 for legal, professional and success fees incurred by Noble and Maersk Drilling in connection with the Business Combination, (iv) the payment of $0.8 million to Noble’s non-employee directors due to the accelerated vesting of cash settled Noble RSU Awards in connection with the Business Combination, and (v) the payment of estimated cash-based bonus of $6.6 million paid to executive officers and certain other employees of Maersk Drilling upon completion of the Business Combination.

(GG) Deferred costs

Represents the elimination of Maersk Drilling’s balances related to deferred costs on drilling contracts for items such as mobilization and precontract costs as a result of applying purchase accounting on a pro forma basis. These deferred costs are written off as there are no further performance obligations related to these costs.

(HH) Property and equipment, net

Represents the preliminary fair value adjustments to property and equipment to reduce the pro forma adjusted historical net book value, on a U.S. GAAP basis, of Maersk Drilling’s floaters, jackup rigs and related equipment to fair value.

(II) Other assets

Represents the elimination of Maersk Drilling’s balances within Other assets of $269.0 million related to deferred regulatory inspection costs incurred for Maersk Drilling rig inspections as a result of applying purchase accounting on a pro forma basis. These deferred regulatory inspection costs are written off as there are no further performance obligations related to these costs.

(JJ) Taxes

Reflects the pro forma adjustments to tax contingencies and income tax related accounts on the balance sheet as a result of the Business Combination.

(KK) Compulsory Purchase liability

Reflects the pro forma adjustment to recognize the Compulsory Purchase liability. See Note 2, Business Combination with Maersk Drilling Merger and Estimated Purchase Consideration—Compulsory Purchase.

(LL) Accounts payable

Adjustment reflects (i) the payment of accrued cash-based bonuses of $4.2 million paid to executive officers and certain other employees of Maersk Drilling upon completion of the Business Combination, and (ii) the payment of total accrued transaction costs of $10.7 million as of June 30, 2022 for legal, professional and success fees incurred by Noble and Maersk Drilling in connection with the Business Combination.

(MM) Long-term debt

Represents the elimination of Maersk Drilling’s unamortized deferred financing costs as a result of applying purchase accounting on a pro forma basis.

(NN) Equity

The following adjustments were made to equity captions based on the Business Combination transaction:

Common stock:
Add: Topco converted shares (at par of $0.00001)	$(62,519)

Pro forma adjustment	$(62,519)

Additional paid-in capital:
Add: Topco shares issued (less par value) to acquire Maersk Drilling	$1,955,440
Add: Fair value of replacement Maersk Drilling RSU Awards attributable to the purchase price	7,397
Add: Unrecognized compensation costs for vested equity settled Noble non-employee director RSUs	1,091

Pro forma adjustment	$1,963,928

Retained earnings:
Remove Maersk Drilling balance	$(4,704,665)
Subtract: Estimated transaction costs for Business Combination. See adjustment (BB)	(29,748)
Subtract: Unrecognized compensation costs for vested cash settled Noble non-employee director RSUs	(1,902)
Subtract: Estimated Maersk Drilling cash-based transaction bonus	(2,383)

Pro forma adjustment	$(4,738,698)

Accumulated other comprehensive income (loss):
Remove Maersk Drilling balance	$6,456

Pro forma adjustment	$6,456

Note 4. Reclassification of Maersk Drilling’s Historical Financial Statement Presentation

The following reclassifications were made as a result of the Business Combination to conform Maersk Drilling’s historical financial information to Noble’s presentation:

Statement of Operations for the Six Months Ended June 30, 2022

(in thousands)

Financial Statement Line Item	Maersk Drilling Historical Presentation	Maersk Drilling Historical as Presented
Revenue	$532,478	$—
Reimbursables and other	—	12,298
Contract drilling services (revenue)	—	520,180
Cost of sales	(437,031)	—
Contract drilling services (expense)	—	391,634
General and administrative	—	38,621
Reimbursables	—	6,776
Special items	(11,150)	—
Special items	—	11,150
Depreciation and amortization	(97,831)	—
Depreciation and amortization	—	97,831
Impairment reversals (losses), net	(117,956)	—
Loss on impairment	—	117,956
Gain/(loss) on sale of non-current assets	84	—
Gain on sale of operating assets, net	—	(84)
Share of results in joint ventures	(1,021)	—
Interest income and other, net	—	(1,021)
Financial expenses, net	(28,240)	—
Interest expense, net of amounts capitalized	—	(18,081)
Interest income and other, net	—	(9,535)
General and administrative	—	624
Tax	(11,772)	—
Income tax benefit (provision)	—	(11,772)

Statement of Operations for the Twelve Months Ended December 31, 2021

(in thousands)

Financial Statement Line Item	Maersk Drilling Historical Presentation	Maersk Drilling Historical as Presented
Revenue	$1,267,136	$—
Reimbursables and other	—	34,739
Contract drilling services (revenue)	—	1,232,397
Cost of sales	(920,945)	—
Contract drilling services (expense)	—	818,295
General and administrative	—	84,946
Reimbursables	—	17,704
Impairment reversals (losses), net	11,034	—
Contract drilling services (expense)	—	(11,034)
Special items	(20,533)	—
Special items	—	20,533
Depreciation and amortization	(213,202)	—
Depreciation and amortization	—	213,202
Gain/(loss) on sale of non-current assets	256,292	—
Gain on sale of operating assets, net	—	(256,292)
Share of results in joint ventures	(1,424)	—
Interest income and other, net	—	(1,424)
Financial expenses, net	(61,137)	—
Interest expense, net of amounts capitalized	—	(49,664)
Interest income and other, net	—	(9,815)
General and administrative	—	1,658
Tax	(26,248)	—
Income tax benefit (provision)	—	(26,248)

Balance Sheet as of June 30, 2022

(in thousands)

Financial Statement Line Item	Maersk Drilling Historical Presentation	Maersk Drilling Historical as Presented
Cash and bank balances	$214,044	$—
Cash and cash equivalents	—	209,326
Prepaid expenses and other current assets	—	4,718
Trade receivables	214,121	—
Accounts receivable, net	—	214,121
Tax receivable	2,665	—
Taxes receivable	—	2,665
Other receivables	49,717	—
Prepaid expenses and other current assets	—	10,958
Taxes receivable	—	23,754
Accounts receivable, net	—	15,005
Prepayments	49,147	—
Prepaid expenses and other current assets	—	49,147
Intangible assets	20,242	—
Property and equipment, at cost	—	16,279
Other assets	—	3,963
Right-of-use assets	20,572	—
Other assets	—	20,572
Deferred tax (asset)	16,697	—
Other assets	—	16,697
Property, plant and equipment	2,621,729	—
Property and equipment, at cost	—	8,668,033
Accumulated depreciation	—	(6,315,334)
Other assets		269,030
Financial non-current assets, etc.	8,571	—
Other assets	—	8,571
Assets held for sale	39,338
Assets held for sale		39,338
Trade payables	137,391	—
Accounts payable	—	137,391
Deferred income	37,704	—
Other current liabilities	—	37,704
Provisions (current)	1,500	—
Other current liabilities	—	1,500
Borrowings, current	136,048	—
Current maturities of long-term debt	—	129,925
Other current liabilities	—	6,123
Other payables	50,344	—
Taxes payable	—	18,123
Interest payable	—	656
Accrued payroll and related costs	—	25,587
Other current liabilities	—	5,978
Tax payable	61,684	—
Taxes payable		9,584
Other liabilities	—	52,100

Financial Statement Line Item	Maersk Drilling Historical Presentation	Maersk Drilling Historical as Presented
Borrowings, non-current	632,846	—
Long-term debt	—	618,809
Other liabilities	—	14,037
Provisions (non-current)	8,502	—
Other liabilities	—	8,502
Deferred tax (liability)	26,080	—
Deferred income taxes	—	26,080
Share capital	62,520	—
Common stock	—	62,520
Reserves and retained earnings	2,102,224	—
Retained earnings (accumulated deficit)	—	2,108,680
Accumulated other comprehensive income (loss)	—	(6,456)

Note 5. Maersk Drilling Rig Disposal

The adjustments outlined below reflect adjustments to Maersk Drilling’s historical income statement for the year ended December 31, 2021 assuming the Maersk Drilling Rig Disposal had occurred on January 1, 2021. For the year ended December 31, 2021, Maersk Drilling recognized a non-recurring after-tax gain of $206.1 million on the Maersk Drilling Rig Disposal.

(A) Maersk Drilling Inspirer rig historical activity

Reflects the pro forma adjustments to eliminate the historical income statement activity attributed to the disposed Inspirer rig, which included foreign currency revaluation gains of $1.1 million presented within interest expense.

(B) Interest expense

Reflects the elimination of historical interest expense of $2.3 million associated with Maersk Drilling’s term loan facility, as the Inspirer rig triggered an $80.0 million mandatory repayment of Maersk Drilling’s outstanding borrowings under its term loan facility.

Note 6. Maersk Drilling IFRS to U.S. GAAP Conversion

The Pro Forma Financial Information reflects the material adjustments necessary to convert Maersk Drilling’s historical financial statements to U.S. GAAP and conform to Noble’s accounting policies based on an initial policy conversion assessment performed by management. Management is currently performing a comprehensive review of the two entities’ accounting policies. The adjustments outlined below are preliminary and are subject to change as additional information becomes available and as additional analysis is performed.

(C) Leases

Under IFRS, Maersk Drilling recognized right of use assets and lease liabilities for all leases, with the exceptions described in the paragraph below. However, as required by IFRS, Maersk Drilling did not distinguish between operating leases and finance leases and accounted for all leases recorded on the balance sheets similarly to finance leases under U.S. GAAP. Maersk Drilling recorded depreciation on all right-of-use assets and interest expense on all lease liabilities, while a straight-line operating expense is presented for operating leases under U.S. GAAP.

IFRS includes an exemption for leases of low-value assets, where a lessee may elect to recognize lease payments on a straight-line basis over the lease term instead of capitalizing them on the balance sheet. This exemption can be elected on a lease-by-lease basis. U.S. GAAP does not have explicit exemptions for leases of low-value assets, however, Maersk Drilling’s leases of low-value assets were not deemed material for purposes of the Pro Forma Financial Information.

The following table presents the pro forma adjustments to reclassify Maersk Drilling’s historical interest on lease liabilities and depreciation on right-of-use assets to general and administrative expense and contract drilling services expense to align with Noble’s accounting treatment under U.S. GAAP:

	Six Months Ended June 30, 2022	Twelve Months Ended December 31, 2021
Elimination of Maersk Drilling’s historical interest on lease liabilities	$422	$1,072
Elimination of Maersk Drilling’s historical depreciation on right-of-use assets	(3,370)	(6,586)
Reclassification of amounts to general and administrative expense	1,364	2,794
Reclassification of amounts to contract drilling services expense	2,428	4,864

(D) Special items

Maersk Drilling has historically chosen to present as a separate line item within its historical income statements called ‘special items’ that was intended to capture the impact from non-recurring, infrequent or unusual events on the statement of operations. Such presentation of special items is disallowed under U.S. GAAP. The following table presents the pro forma adjustments to reclassify Maersk Drilling’s historical expenses presented within special items to general and administrative expense and contract drilling services expense to align with Noble’s treatment of such items under U.S. GAAP:

	Six Months Ended June 30, 2022	Twelve Months Ended December 31, 2021
Special items reclassified to merger and integration costs	$8,619	$7,592
Special items reclassified to contract drilling services expense	2,531	13,135

Total Maersk Drilling special items	$11,150	$20,727

(E) Impairment of property and equipment

Under IFRS, an asset must not be carried in the financial statements at more than the highest amount to be recovered through its use or sale. If the carrying amount of an asset exceeds the asset’s recoverable amount (i.e., the higher of an asset’s or cash-generating unit’s fair value less costs of disposal or its value in use), the asset is deemed to be impaired and an impairment loss is recognized immediately in profit or loss and the value of the cash-generating unit, or the carrying amount of the asset, is reduced.

Under U.S. GAAP, an impairment loss is triggered for long-lived assets only if the asset’s, or asset group’s, carrying amount is not recoverable (i.e., the asset or asset group’s carrying amount is less than the undiscounted future cash flows expected to be derived from the asset or asset group). Additionally, the reversal of an impairment loss is not permitted. As a result of the differences in impairment calculation, an updated impairment test was prepared for Maersk Drilling as if U.S. GAAP method was applied in 2016 through June 30, 2022 to assess the effect of the different accounting treatment between IFRS and U.S. GAAP for impairment. 2016 was selected as the beginning period for the assessment because it was the earliest year in which an impairment on its property and equipment occurred and had a continuing impact on the balance as of June 30, 2022. The analysis has been performed by adjusting the discount rate to zero percent in the impairment models that were used under IFRS and recalculating the impact on depreciation expense and deferred taxes for any impairments that would not have been recorded under U.S. GAAP.

The following table reflects the pro forma adjustments related to impairment to align Maersk Drilling’s historical treatment of impairment under IFRS to the treatment under U.S. GAAP, including (i) the elimination of any previously recognized impairment reversals, (ii) increasing the carrying value of property and equipment to reverse impairment losses which would not have been recorded under U.S. GAAP in prior periods, (iii) adjusting accumulated depreciation balance as of June 30, 2022 and depreciation expense for six months ended June 30, 2022 and twelve months ended December 31, 2021 as a result of the increase in carrying value of property and equipment, and (iv) any related tax effects from the aforementioned adjustments. The remaining impairment charge in the pro forma statement or operations for the period ended June 30, 2022 of $74.6 million represents the incremental charge for two rigs impaired under U.S. GAAP once all other pro forma IFRS to U.S. GAAP adjustments have been recognized.

Pro forma Condensed Combined Balance Sheet	As of June 30, 2022
Increase to carrying amount of property and equipment	$3,677,277
Increase to accumulated depreciation	(945,866)
Decrease to deferred income tax assets	(8,262)
Increase to deferred income tax liabilities	68,828

Pro forma Condensed Combined Statements of Operations	Six Months Ended June 30, 2022	Twelve Months Ended December 31, 2021
Increase to depreciation expense	$108,870	$234,077
Recognize additional impairment losses under U.S. GAAP impairment model	74,639	—
Cumulative adjustment to income tax benefit (provision)	4,406	10,442

(F) Income Taxes

Reflects conversion adjustments recorded for tax positions that are not probable to be sustained under IFRS upon a tax audit and would therefore be fully reserved under U.S. GAAP. Under IFRS, such tax positions are recorded at either a weighted average or the most-likely outcome; whereas under U.S. GAAP, such positions are fully reserved.

Note 7. Noble Pro Forma Results of Operations

The following table provides for the Noble pro forma results of operations for the six months ended June 30, 2022 and twelve months ended December 31, 2021 assuming the Noble 2022 Rig Disposal, the Noble Reorganization, the Pacific Drilling Merger, and the Noble 2021 Rig Disposal had occurred on January 1, 2021.

Unaudited Pro Forma Condensed Combined Statement of Operations

June Months Ended June 30, 2022

(in thousands, except per share amounts)

	Six Months Ended June 30, 2022	Noble 2022 Rig Disposal Accounting Adjustments		Noble Pro Forma
Operating revenues
Contract drilling services (revenue)	$457,498	$(24,115)	(n)	$433,383
Reimbursables and other	27,885	(3,964)	(n) (o)	23,921

	485,383	(28,079)		457,304

Operating costs and expense
Contract drilling services (expense)	344,228	(28,670)	(n) (p)	315,558
Reimbursables	23,811	(3,492)	(n)	20,319
Depreciation and amortization	52,241	(11,907)	(n)	40,334
General and administrative	34,211	—		34,211
Merger and integration costs	18,578	—		18,578
Gain on sale of operating assets, net	(3,459)	—		(3,459)
Hurricane losses	2,805	—		2,805

	472,415	(44,069)		428,346

Operating income (loss)	12,968	15,990		28,958
Other income (expense)
Interest expense, net of amounts capitalized	(15,395)	—		(15,395)
Gain on extinguishment of debt, net	—	—		—
Interest income and other, net	1,531	—		1,531
Reorganization items, net	—	—		—
Gain on bargain purchase	—	—		—

Income (loss) from continuing operations before income taxes	(896)	15,990		15,094
Income tax benefit (provision)	1,297	(348)	(r)	949

Net income (loss)	$401	$15,642		$16,043

Basic net income (loss) per share	$0.01			$0.23	(j)
Diluted net income (loss) per share	$0.00			$0.21	(j)
Weighted average shares outstanding
Basic	68,722			68,722	(j)
Diluted	81,285			77,059	(j)

Unaudited Pro Forma Condensed Combined Statement of Operations

Twelve Months Ended December 31, 2021

(in thousands, except per share amounts)

				Noble Reorganization
	Noble Predecessor Historical Period From January 1, 2021 through February 5, 2021	Noble Successor Historical Period From February 6, 2021 through December 31, 2021	Twelve Months Ended December 31, 2021	Reorganization Adjustments		Fresh Start Adjustments		Pro Forma Noble (including reorganization items, net)	Removal of Noble Reorganization items, net		Noble Post- reorganization Pro Forma
Operating revenues
Contract drilling services (revenue)	$74,051	$708,131	$782,182	$—		$(5,210)	(c)	$776,972	$—		$776,972
Reimbursables and other	3,430	62,194	65,624	—		—		65,624	—		65,624

	77,481	770,325	847,806	—		(5,210)		842,596	—		842,596

Operating costs and expense
Contract drilling services (expense)	46,965	639,442	686,407	920	(a)	—		687,327	—		687,327
Reimbursables	2,737	55,832	58,569	—		—		58,569	—		58,569
Depreciation and amortization	20,622	89,535	110,157	—		(11,123)	(d)	99,034	—		99,034
General and administrative	5,727	62,476	68,203	803	(a)	—		69,006	—		69,006
Merger and integration costs	—	24,792	24,792	—		—		24,792	—		24,792
Gain on sale of operating assets, net	—	(185,934)	(185,934)	—		—		(185,934)	—		(185,934)
Hurricane losses	—	23,350	23,350	—		—		23,350	—		23,350

	76,051	709,493	785,544	1,723		(11,123)		776,144	—		776,144

Operating income (loss)	1,430	60,832	62,262	(1,723)		5,913		66,452	—		66,452
Other income (expense)
Interest expense, net of amounts capitalized	(229)	(31,735)	(31,964)	(3,518)	(b)	—		(35,482)	—		(35,482)
Gain on extinguishment of debt, net	—	—	—	—		—		—	—		—
Interest income and other, net	399	10,945	11,344	—		—		11,344	—		11,344
Reorganization items, net	252,051	—	252,051	—		—		252,051	(252,051)	(k)	—
Gain on bargain purchase	—	62,305	62,305	—		—		62,305	—		62,305

Income (loss) from continuing operations before income taxes	253,651	102,347	355,998	(5,241)		5,913		356,670	(252,051)		104,619
Income tax benefit (provision)	(3,423)	(365)	(3,788)	353	(e)	1,094	(e)	(2,341)	—		(2,341)

Net income (loss)	$250,228	$101,982	$352,210	$(4,888)		$7,007		$354,329	$(252,051)		$102,278

Basic net income (loss) per share	$1.00	$1.61
Diluted net income (loss) per share	$0.98	$1.51
Weighted average shares outstanding
Basic	251,115	63,186
Diluted	256,571	67,628

		Pacific Drilling Merger
	Noble Post- reorganization Pro Forma	Pacific Successor Historical From January 1, 2021 through April 15, 2021	Pacific Drilling Merger Transaction Accounting Adjustments		Noble /Pacific Pro Forma Combined	Noble 2021 Rig Disposal Accounting Adjustments		Noble 2022 Rig Disposal Accounting Adjustments		Noble Pro Forma
Operating revenues
Contract drilling services (revenue)	$776,972	$30,893	$—		$807,865	$(84,546)	(l)	$(48,369)	(n)	$674,950
Reimbursables and other	65,624	1,791	—		67,415	(1,874)	(l)	(3,321)	(n) (o)	62,220

	842,596	32,684	—		875,280	(86,420)		(51,690)		737,170

Operating costs and expense
Contract drilling services (expense)	687,327	43,586	2,108	(f)	733,021	(56,746)	(l)	(113,710)	(n) (p)	562,565
Reimbursables	58,569	1,090	—		59,659	(1,008)	(l)	(3,086)	(n)	55,565
Depreciation and amortization	99,034	12,026	(7,656)	(g)	103,404	(7,593)	(l)	(20,836)	(n)	74,975
General and administrative	69,006	25,441	—		94,447	—		—		94,447
Merger and integration costs	24,792	—	—		24,792	—		—		24,792
Gain on sale of operating assets, net	(185,934)	—	—		(185,934)	—		(73,499)	(q)	(259,433)
Hurricane losses	23,350	—	—		23,350	—		—		23,350

	776,144	82,143	(5,548)		852,739	(65,347)		(211,131)		576,261

Operating income (loss)	66,452	(49,459)	5,548		22,541	(21,073)		159,441		160,909
Other income (expense)
Interest expense, net of amounts capitalized	(35,482)	(371)	371	(h)	(35,482)	10,683	(l) (m)	—		(24,799)
Gain on extinguishment of debt, net	—	(2,664)	—		(2,664)	—		—		(2,664)
Interest income and other, net	11,344	(25)	—		11,319	—		—		11,319
Reorganization items, net	—	—	—		—	—		—		—
Gain on bargain purchase	62,305	—	—		62,305	—		—		62,305

Income (loss) from continuing operations before income taxes	104,619	(52,519)	5,919		58,019	(10,390)		159,441		207,070
Income tax benefit (provision)	(2,341)	(263)	(8)	(i)	(2,612)	1,544	(l)	(3,946)	(r)	(5,014)

Net income (loss)	$102,278	$(52,782)	$5,911		$55,407	$(8,846)		$155,495		$202,056

Basic net income (loss) per share										$3.03	(j)
Diluted net income (loss) per share										$2.84	(j)
Weighted average shares outstanding
Basic										66,615	(j)
Diluted										71,058	(j)

Noble Reorganization

Reorganization Adjustments

(a) Stock based compensation

Reflects an increase in stock-based compensation expense based on the new awards issued in connection with the Noble Reorganization.

(b) Interest expense

The adjustment reflects change of interest expense for the Predecessor as a result of the Noble Plan. Under the Noble Plan, all amounts outstanding under the 2017 Credit Facility (as defined in the 2021 Form 10-K), including the interest, were paid in full and all of Noble’s then outstanding senior notes were settled for the Noble Shares, Tranche 1 Warrants and Tranche 2 Warrants (each as defined in the 2021 Form 10-K). Upon emergence, Noble entered into a senior secured revolving credit agreement (the “Revolving Credit Agreement”) that provides for a $675.0 million senior secured revolving credit facility (with a $67.5 million sublimit for the issuance of letters of credit thereunder) (the “Successor Revolving Credit Facility”) and issued $216.0 million senior secured second lien notes (the “Notes”) with an interest rate of LIBOR + 4.75% and 11% payable semi-annually, respectively. The pro forma adjustment to interest expense was calculated as follows:

Twelve Months Ended 31 December 2021
Reversal of Predecessor interest expense	$(229)
Pro forma interest on the Successor Revolving Credit Facility and Notes	3,505
Amortization of Successor deferred financing costs	242

Pro forma adjustment for interest expense	$3,518

Assuming an increase in interest rates on the Revolving Credit Agreement and Notes of 1/8%, pro forma interest would increase by $0.1 million.

Fresh Start Adjustments

(c) Amortization of favorable contract

Adjustment reflects the amortization of favorable contracts with customers as a result of adopting fresh start accounting. The remaining useful life of the favorable contracts range between 1-3 years.

(d) Depreciation and amortization

Reflects the pro forma decrease in depreciation expense based on new preliminary asset values for the Predecessor as a result of adopting fresh start accounting. The pro forma adjustment to depreciation expense was calculated as follows:

Twelve Months Ended 31 December 2021
Removal of Predecessor depreciation expense	$(20,622)
Pro forma depreciation expense	9,499

Pro forma adjustment for depreciation and amortization	$(11,123)

Drilling equipment and facilities are depreciated using the straight-line method over their estimated useful lives as of the date placed in service or date of major refurbishment. Estimated useful lives of Noble’s drilling equipment range from three to thirty years. Other property and equipment is depreciated using the straight-line method over useful lives ranging from two to forty years.

(e) Income tax

Reflects the pro forma adjustment to tax expense as a result of reorganization adjustments and adopting fresh start accounting. The income tax impact was calculated by applying the appropriate statutory tax rate of the respective tax jurisdictions to which the pro forma adjustments relate, and which are reasonably expected to occur.

Pacific Successor Historical from January 1, 2021 through April 15, 2021

The following reclassifications were made as a result of the Pacific Drilling Merger to conform Pacific’s historical financial information to Noble’s presentation:

Financial Statement Line Item	Pacific Drilling Historical Presentation	Pacific Drilling Historical as Presented
Contract drilling services	$1,791	$—
Reimbursables and other	—	1,791
Operating expense	44,959	—
Contract drilling services (expense)	—	43,586
Reimbursables	—	1,090
Depreciation and amortization	—	283
Other expense	(25)	—
Interest income and other, net	—	(25)

Pacific Drilling Merger

(f) Contract drilling services

Noble has an accounting policy to expense costs for materials and supplies as received or deployed to the drilling units, while Pacific’s historical policy was to carry inventory at average cost and recognize them in earnings upon consumption. Adjustment reflects the change in contract drilling services expense related to Pacific’s materials and supplies inventory during the period from January 1, 2021 through April 15, 2021 to align with Noble’s treatment of such costs.

(g) Depreciation and amortization

Reflects the replacement of historical depreciation expense with the pro forma depreciation expense based on the estimated fair value of Pacific’s property and equipment upon the Pacific Drilling Merger. For pro forma purposes it is assumed that the Pacific Drilling Merger occurred on January 1, 2021. The pro forma adjustment to depreciation expense for the twelve months ended December 31, 2021 was calculated as follows:

Twelve Months Ended 31 December 2021
Removal of historical depreciation expense	$(12,026)
Pro forma depreciation expense	4,370

Pro forma adjustment for depreciation and amortization	$(7,656)

Drilling equipment and facilities are depreciated using the straight-line method over their estimated useful lives as of the date placed in service or date of major refurbishment. Estimated useful lives of Noble’s drilling equipment range from three to thirty years. Other property and equipment is depreciated using the straight-line method over useful lives ranging from two to forty years.

(h) Interest expense

Reflects the elimination of interest expense recorded at the successor entity of Pacific which was associated with the new senior secured delayed draw term loan facility entered into on December 31, 2020. In connection with the Pacific Drilling Merger, the facility was terminated, and the related interest expense removed from the unaudited pro forma condensed combined statement of operations.

(i) Income tax

Reflects the pro forma adjustment to tax expense. The income tax impact was calculated by applying the appropriate statutory tax rates of the respective tax jurisdictions to which the pro forma adjustments relate.

(j) Weighted average shares outstanding

The Noble pro forma weighted average shares outstanding calculation for the six months ended June 30, 2022 and twelve months ended December 31, 2021 assumes the Noble Reorganization, the Pacific Drilling Merger, the Noble 2021 Rig Disposal, and the Noble 2022 Rig Disposal had occurred on January 1, 2021. The table below presents the components of the numerator and denominator for the Noble pro forma income per share calculation for the periods presented:

	Six Months Ended June 30, 2022	Twelve Months Ended December 31, 2021
Numerator
Net income attributable to Noble	$16,043	$202,056

Denominator
Basic shares:
Noble ordinary shares (excluding penny warrants)	62,259	60,152
Noble penny warrants	6,463	6,463

Pro forma weighted average shares outstanding, basic	68,722	66,615

Diluted shares:
Pro forma weighted average shares outstanding, basic	68,722	66,615
Dilutive effect of Noble in-the-money warrants	4,959	1,263
Dilutive effect from unvested Noble RSU Awards	3,378	3,180

Pro forma weighted average shares outstanding, diluted	77,059	71,058

Net income per share attributable to Noble, basic	$0.23	$3.03
Net income per share attributable to Noble, diluted	$0.21	$2.84

(k) Reorganization items

Reflects the removal of Reorganization items within the Predecessor period of Noble. All expenses are directly related to the Noble Reorganization and are not expected to have a continuing impact in future periods.

Noble 2021 Rig Disposal

The adjustments outlined below reflect adjustments to Noble’s historical statement of operations for the twelve months ended December 31, 2021 assuming the Noble 2021 Rig Disposal had occurred on January 1, 2021. For the twelve months ended December 31, 2021, Noble recognized a non-recurring after-tax gain of $168.3 million on the Noble 2021 Rig Disposal.

(l) Noble 2021 Rig Disposal historical activity

Reflects the pro forma adjustments to eliminate the historical activity attributed to the Noble 2021 Rig Disposal from the unaudited pro forma condensed combined statement of operations.

(m) Interest expense

Reflects the elimination of total interest expense of $10.7 million associated with the Successor Revolving Credit Facility, including $1.2 million of pro forma interest expense recorded for the Noble Predecessor historical period and $9.5 million of interest expense recorded during the Noble Successor historical period. The Successor Revolving Credit Facility was fully paid down using the cash proceeds obtained through the Noble 2021 Rig Disposal.

Noble 2022 Rig Disposal

The adjustments outlined below reflect adjustments to Noble’s historical statements of operations for the six months ended June 30, 2022 and twelve months ended December 31, 2021 assuming the Noble 2022 Rig Disposal had occurred on January 1, 2021.

(n) Noble 2022 Rig Disposal historical activity

Reflects the pro forma adjustments to eliminate the historical activity attributed to the disposed assets from the unaudited pro forma condensed combined statement of operations. The historical activity associated with the NLN Rig has not been eliminated as Noble is entitled to third-party contract drilling revenues and is responsible for third-party contract drilling expenses under the terms of NLN Charter Agreement with Shelf Drilling during the term of the agreement.

(o) Transitional Services Agreement

Reflects the estimated revenue of $0.8 million attributable to Noble’s transitional services agreement with Shelf Drilling to be entered into upon completion of the transactions contemplated under the Asset Purchase Agreement. These transitional services are not expected to recur in any period beyond twelve months from the close of the Noble 2022 Rig Disposal.

(p) Bareboat Charter

Noble will incur a charge for the charter rate value related to the NLN Charter Agreement with Shelf Drilling in periods where the activities associated with the NLN Rig result in income and be reimbursed for losses in periods where activities associated with the rig results in a loss. Assuming the Noble 2022 Rig Disposal occurred on January 1, 2021 for pro forma purposes resulted in a charter rate value charge of $7.3 million for the six months ended June 30, 2022 and a reimbursement of $40.1 million for the twelve months ended December 31, 2021.

(q) Gain on sale of Noble 2022 Rig Disposal

Reflects the estimated pre-tax gain on the Noble 2022 Rig Disposal. This adjustment includes total cash consideration of $375.0 million less (i) the cost basis of the net assets and liabilities divested of $284.2 million and (ii) approximately $7.9 million of estimated transaction costs to be incurred subsequent to June 30, 2022 by Noble in connection with the rig disposal, which were not reflected in Noble’s historical statement of operations. This adjustment excludes $1.1 million of transaction costs incurred in the six months ended June 30, 2022 by Noble in connection with the Noble 2022 Rig Disposal. No transaction costs related to the Noble 2022 Rig Disposal were incurred by Noble during 2021. These transaction costs and gain are not expected to recur in any period beyond twelve months from the close of the Noble 2022 Rig Disposal. The calculation of the gain on sale is preliminary and does not reflect final working capital and other post-closing adjustments. The actual gain or loss on the Noble 2022 Rig Disposal based on the Remedy Proposals could materially differ from the assumptions used herein.

(r) Income tax

Reflects the pro forma adjustments to tax expense related to the Noble 2022 Rig Disposal.

Note 8. Noble Pro Forma Financial Position

The following table provides for the Noble pro forma financial position assuming the Noble 2022 Rig Disposal had occurred on June 30, 2022. No pro forma adjustments were made for the Completed Transactions in the table below because the effects of these transactions were fully reflected in the historical balance sheet of Noble as of June 30, 2022.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2022

(in thousands)

	Noble Successor Historical	Noble 2022 Rig Disposal		Noble Pro Forma
Assets
Current assets:
Cash and cash equivalents	$160,175	$367,078	(aa)	$527,253
Accounts receivable, net	258,780	—		258,780
Taxes receivable	16,906	—		16,906
Prepaid expenses and other current assets	44,794	(4,568)	(bb)	40,226

Total current assets	480,655	362,510		843,165

Intangible assets	33,495	—		33,495
Property and equipment, at cost	1,624,636	(318,476)	(bb)	1,306,160
Accumulated depreciation	(128,100)	29,575	(bb)	(98,525)

Property and equipment, net	1,496,536	(288,901)		1,207,635

Other assets	87,260	(5,562)	(bb)(cc)	81,698

Total assets	$2,097,946	$68,047		$2,165,993

Current liabilities
Accounts payable	$136,144	$—		136,144
Accrued payroll and related costs	33,754	—		33,754
Taxes payable	24,322	2,532	(cc)	26,854
Interest payable	8,921	—		8,921
Other current liabilities	44,498	(235)	(bb)	44,263

Total current liabilities	247,639	2,297		249,936

Long-term debt	216,000	—		216,000
Deferred income taxes	6,700	—		6,700
Other liabilities	118,813	(1,891)	(bb)	116,922

Total liabilities	589,152	406		589,558

Shareholders’ equity
Common stock	1	—		1
Additional paid-in-capital	1,402,608	—		1,402,608
Retained earnings (accumulated deficit)	102,383	67,641	(dd)	170,024
Accumulated other comprehensive income (loss)	3,802	—		3,802

Total shareholders’ equity	1,508,794	67,641		1,576,435

Total liabilities and equity	$2,097,946	$68,047		$2,165,993

(aa) Cash and cash equivalents

Reflects expected cash proceeds of $375.0 million from the Noble 2022 Rig Disposal less $7.9 million of estimated transaction costs to be incurred subsequent to June 30, 2022 by Noble in connection with the rig disposal, which were not reflected in Noble’s historical balance sheet.

(bb) Noble 2022 Rig Disposal historical balances

Reflects the pro forma adjustments to (i) eliminate the historical property and equipment and accumulated depreciation balances associated with the Noble 2022 Rig Disposal, (ii) eliminate the historical operating lease right-of-use assets from other assets and the short-term and long-term portions of operating lease liabilities from other current liabilities and other liabilities, respectively, for office and equipment leases being transferred in connection with the Noble 2022 Rig Disposal, (iii) eliminate the fuel inventory balances associated with the Noble 2022 Rig Disposal from prepaid expenses and other current assets and (iv) eliminate the deferred costs associated with the Noble 2022 Rig Disposal from prepaid expenses and other current assets.

(cc) Income tax

Reflects the pro forma adjustments to income tax related accounts in connection with the Noble 2022 Rig Disposal.

(dd) Retained earnings (accumulated deficit)

Reflects the cumulative impact of the pro forma adjustments associated with the Noble 2022 Rig Disposal, such as the estimated pre-tax gain and related income tax effect.

SELLING SHAREHOLDERS

This prospectus relates to the resale, from time to time, by the selling shareholders included in the table below and their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling shareholder as a gift, partnership distribution or other permitted transfer after the date of this prospectus, which we refer to collectively as the selling shareholders, of up to 18,143,769 Ordinary Shares, including up to 620,538 Ordinary Shares issuable upon the exercise of the Warrants. The Warrants are exercisable at the option of the holder thereof until February 4, 2028. This prospectus also relates to an indeterminate number of Ordinary Shares that may become issuable upon exercise of the Warrants as a result of anti-dilution adjustments. The Ordinary Shares are being registered pursuant to registration rights granted to the selling shareholders under the Bankruptcy RRA and the Pacific Drilling Merger RRA.

The information provided below with respect to the selling shareholders has been furnished to us by or on behalf of the selling shareholders and is current as of September 30, 2022, unless otherwise indicated below. The information provided below with respect to the selling shareholders may change over time, and selling shareholders may be added. Any changed or new information given to us by the selling shareholders, including regarding the identity of, and the securities held by, each selling shareholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

The selling shareholders may offer any or all of their Ordinary Shares for resale from time to time pursuant to this prospectus. However, the selling shareholders are under no obligation to sell any of the Ordinary Shares offered pursuant to this prospectus. Because the selling shareholders may sell none, all or some of the Ordinary Shares owned by them, we cannot estimate the number or percentage of Ordinary Shares that will be beneficially owned by the selling shareholders after this offering and have therefore made certain assumptions with respect thereto as indicated in the table below. In addition, the selling shareholders may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which the selling shareholders provided the information regarding the Ordinary Shares owned by them, all or some of the Ordinary Shares owned by them in transactions exempt from the registration requirements of the Securities Act.

To our knowledge, none of the selling shareholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of the Ordinary Shares or the ordinary shares, par value $0.00001 per share, of Noble Cayman (“Noble Cayman Shares”), as applicable, except in connection with (i) the Bankruptcy RRA (as described under “Description of Share Capital—Registration Rights”), (ii) the Plan, (iii) a Restructuring Support Agreement, dated July 31, 2020 (as amended by the First Amendment thereto, dated August 20, 2020), among Legacy Noble and certain of its subsidiaries that filed the chapter 11 bankruptcy proceedings (the “Debtors”) and certain noteholders of Legacy Noble, (iv) a Backstop Commitment Agreement, dated October 12, 2020, among the Debtors and the backstop parties thereto, pursuant to which Noble Cayman and Noble Finance Company (formerly known as Noble Corporation), an exempted company incorporated in the Cayman Islands with limited liability, consummated on the Effective Date a rights offering of senior secured second lien notes and associated Noble Cayman Shares at an aggregate subscription price of $200 million, (v) the Bankruptcy Relationship Agreement (as defined and described below), (vi) the Board Observer Agreement (as defined and described below), (vii) the director designation right previously applicable to Noble Cayman (as described below), (viii) the Pacific Drilling Merger Agreement (as defined and described below), (ix) the Pacific Drilling Voting Agreements (as defined and described below), (x) the Pacific Drilling Merger RRA (as described under “Description of Share Capital—Registration Rights”), (xi) the Business Combination Agreement (as described below), (xii) the Maersk Drilling Voting Agreements (as defined and described below) and (xiii) the New Relationship Agreement (as defined and described below). For more information, see “—Relationships.”

Name of Selling Shareholder (1)	Number of Ordinary Shares Beneficially Owned Prior to Offering (2)	Number of Ordinary Shares That May Be Offered Hereby (2)	Number of Ordinary Shares Beneficially Owned After Offering (3)	Percentage of Ordinary Shares Beneficially Owned After Offering (3)
Investors for which Pacific Investment Management Company LLC serves as investment manager, adviser or sub-adviser (4)	18,143,769	18,143,769	—	—%

*	Less than 1%.
(1)

The number of Ordinary Shares shown in the table includes Ordinary Shares that would be held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(2)

The number of Ordinary Shares owned prior to the offering and the number of Ordinary Shares that may be offered hereby include both the Ordinary Shares previously issued and the Ordinary Shares issuable upon the exercise of Warrants.

(3)

Assumes (i) the exercise of all Warrants whose Ordinary Shares are being offered hereby and (ii) the selling shareholders sell all of the Ordinary Shares offered pursuant to this prospectus. The percentage of Ordinary Shares beneficially owned is based upon 70,353,759 Ordinary Shares outstanding as of September 30, 2022.

(4)

According to information provided by Pacific Investment Management Company LLC, the number of Ordinary Shares beneficially owned prior to the offering consists of 17,523,231 Ordinary Shares previously issued and 620,538 Ordinary Shares issuable upon the exercise of outstanding Warrants, and the number of Ordinary Shares that may be offered hereby consists of 17,523,231 Ordinary Shares previously issued and 620,538 Ordinary Shares issuable upon the exercise of outstanding Warrants. Pacific Investment Management Company LLC, as the investment manager, adviser or sub-adviser of the funds and accounts who are the holders of record of the referenced Ordinary Shares to be registered, may be deemed to have or to share voting and dispositive power over the referenced Ordinary Shares. The address for such funds and accounts is c/o Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, California 92660.

Relationships

Pursuant to the Plan, on the Effective Date, Noble Cayman, certain funds and accounts (the “Investors”) for which Pacific Investment Management Company LLC (the “Investor Manager”) serves as investment manager, adviser or sub-adviser, as applicable, and certain of the former holders (or investment advisors or managers to such holders) of certain series of Legacy Noble’s then outstanding senior notes entered into a Relationship Agreement (the “Bankruptcy Relationship Agreement”), pursuant to which, among other things, Noble Cayman agreed that until the earlier of such time as the Investors cease to hold in the aggregate 35% or more of the Outstanding Ordinary Shares (as defined in the Bankruptcy Relationship Agreement) and the fourth anniversary of the Effective Date, Noble Cayman will not remove its Chief Executive Officer or appoint a replacement Chief Executive Officer unless it obtains the prior written consent of the Investors by the Investor Manager acting on their behalf (such consent not to be unreasonably withheld, conditioned or delayed).

Also on the Effective Date, Noble Cayman and the Investor Manager entered into a Board Observer Agreement (the “Board Observer Agreement”), pursuant to which, among other things, Noble Cayman agreed that until such time as the Investors ceased to hold in the aggregate 20% or more of the outstanding Ordinary Shares, the Investor Manager would have the right to designate an individual to attend meetings of the board of directors of Noble Cayman (the “Noble Cayman Board”) and of committees of the Noble Cayman Board, subject to customary exceptions and conditions. The Board Observer Agreement was terminated in December 2021.

Pursuant to the Amended and Restated Articles of Association of Noble Cayman (the “Noble Cayman Articles”), subject to certain conditions and limitations, for so long as the Designated Entities (as defined below) held, in the aggregate, no fewer than 20% of the outstanding and issued Noble Cayman Shares, the Designated Entities (with such right exercised by their designating party) were entitled to nominate, and the Noble Cayman Board would appoint, and remove one director (the “Investor Director”). For so long as the Designated Entities held, in aggregate, no fewer than 20% of the outstanding and issued Noble Cayman Shares, the Investor Director could be removed by, and only by, the affirmative vote or written consent of the designating party. If the designating party entitled to designate a person to fill any directorship failed to do so, then such directorship would remain vacant until filled by such designating party. “Designated Entities” meant the funds and accounts for which the same person served as investment manager, advisor or sub-advisor (as applicable) on the Effective Date and which funds and accounts owned, in the aggregate, in excess of 35% of the issued and outstanding Noble Cayman Shares upon effectiveness of the Plan on the Effective Date. The Investor Manager was the designating party for the Designated Entities. The Investor Manager had designated an Investor Director, pursuant to which the Noble Cayman Board appointed Paul Aronzon to serve as a director on April 19, 2021. Such director designation right terminated at the effective time of the Merger (the “Merger Effective Time”).

On March 25, 2021, Noble Cayman entered into an Agreement and Plan of Merger (the “Pacific Drilling Merger Agreement”) with Duke Merger Sub, LLC, a wholly-owned subsidiary of Noble Cayman (“Duke Merger Sub”), and Pacific Drilling Company LLC (“Pacific Drilling”), providing for the merger of Duke Merger Sub with and into Pacific Drilling (the “Pacific Drilling Merger”), with Pacific Drilling continuing as the surviving company and a wholly-owned subsidiary of Noble Cayman. The Noble Cayman Board and the board of directors of Pacific Drilling unanimously approved and adopted the Pacific Drilling Merger Agreement. On April 15, 2021, Noble Cayman completed the Pacific Drilling Merger with Pacific Drilling. In connection with the Pacific Drilling Merger, and pursuant to the terms and conditions set forth in the Pacific Drilling Merger Agreement, (a) each membership interest in Pacific Drilling (the “Membership Interests”) was converted into the right to receive 6.366 Noble Cayman Shares and (b) each of Pacific Drilling’s warrants outstanding immediately prior to the effective time of the Pacific Drilling Merger (the “Pacific Warrants”) was converted into the right to receive 1.553 Noble Cayman Shares. As part of the transaction, Pacific Drilling’s equity holders received 16,600,140 Noble Cayman Shares.

Concurrently with the entry into the Pacific Drilling Merger Agreement, Noble Cayman and certain equity holders of Pacific Drilling (each, a “Member” and, collectively, the “Members”), which collectively represented approximately 66% of the issued and outstanding Membership Interests and 64% of the Pacific Warrants, entered into voting and support agreements (collectively, the “Pacific Drilling Voting Agreements”) in connection with the Pacific Drilling Merger Agreement. Among other things, each Pacific Drilling Voting Agreement required that each Member that was party to such Pacific Drilling Voting Agreement (a) vote (or cause to be voted) its Membership Interests (i) in favor of the approval and adoption of the Pacific Drilling Merger, the Pacific Drilling Merger Agreement and all other transactions contemplated by the Pacific Drilling Merger Agreement, (ii) among other things, against any merger agreement or merger (other than the Pacific Drilling Merger Agreement, the Pacific Drilling Merger and the transactions contemplated thereby), any action or any other takeover proposal relating to Pacific Drilling, (b) be bound by certain other covenants and agreements relating to the Pacific Drilling Merger, including the delivery of any notices and documentation required to effect a “Drag-Along Sale” as defined in the Pacific Drilling limited liability company agreement, and (c) be bound by certain transfer restrictions with respect to such securities subject to certain exceptions. The Pacific Drilling Voting Agreements terminated at the effective time of the Pacific Drilling Merger.

On November 10, 2021, Noble Cayman entered into a Business Combination Agreement (as amended, the “Business Combination Agreement”) with Topco, Noble Newco Sub Limited, a Cayman Islands exempted company and a direct, wholly owned subsidiary of Topco (“Merger Sub”), and Maersk Drilling. The Merger and the other transactions contemplated by the Business Combination Agreement, including a voluntary tender exchange offer to Maersk Drilling’s shareholders (the “Offer”), are referred to herein as the “Business Combination.”

Concurrently with the entry into the Business Combination Agreement, Noble Cayman and Maersk Drilling entered into voting agreements (collectively, the “Maersk Drilling Voting Agreements”) with certain Noble Cayman shareholders (each, a “Noble Cayman Supporting Shareholder”), which collectively held approximately 53% of the issued and outstanding Noble Cayman Shares as of the date of the Maersk Drilling Voting Agreements. Pursuant to the Maersk Drilling Voting Agreements, each Noble Cayman Supporting Shareholder, among other things, agreed to (a) consent to and vote (or cause to be voted) its Noble Cayman Shares (i) in favor of all matters, actions and proposals contemplated by the Business Combination Agreement for which Noble Cayman shareholder approval is required and any other matters, actions or proposals required to consummate the Business Combination in accordance with the Business Combination Agreement, and (ii) among other things, against any competing alternative proposal; (b) be bound by certain other covenants and agreements relating to the Business Combination; and (c) subject to certain exceptions, be bound by certain transfer restrictions with respect to a portion of their securities. The Maersk Drilling Voting Agreements terminated on September 10, 2022, which was the date that was ten months from the date of the Maersk Drilling Voting Agreements.

On the Merger Effective Date, pursuant to the Business Combination Agreement, Noble Cayman merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of Topco, and (i) each Noble Cayman Share issued and outstanding prior to the Merger Effective Time was converted into one newly and validly issued, fully paid and non-assessable Ordinary Share, and (ii) (a) each warrant to purchase Noble Cayman Shares issued pursuant to the applicable Noble Cayman Warrant Agreements (as defined herein) and outstanding immediately prior to the Merger Effective Time (collectively, the “Noble Cayman Warrants”) was converted automatically into a warrant to acquire a number of Ordinary Shares equal to the number of Noble Cayman Shares underlying such warrant, with the same terms as were in effect immediately prior to the Merger Effective Time under the terms of the applicable Noble Cayman Warrant Agreement (collectively, the “Company Warrants”), (b) the (I) Tranche 1 Warrant Agreement, (II) Tranche 2 Warrant Agreement and (III) Tranche 3 Warrant Agreement, each dated as of February 5, 2021, by and among Noble Cayman, Computershare Inc. and Computershare Trust Company, N.A. (collectively, the “Noble Cayman Warrant Agreements”) were terminated and (c) Topco entered into a new (I) Tranche 1 Warrant Agreement (the “Tranche 1 Warrant Agreement”), (II) Tranche 2 Warrant Agreement (the “Tranche 2 Warrant Agreement”) and (III) Tranche 3 Warrant Agreement, each dated as of September 30, 2022, by and among Topco, Computershare Inc. and Computershare Trust Company, N.A. (collectively, the “Company Warrant Agreements”). The Company Warrant Agreements have substantially similar terms as were in effect immediately prior to the Merger Effective Time pursuant to the Noble Cayman Warrant Agreements. Immediately following completion of the Business Combination, there will be 14,539,883 Company Warrants outstanding.

As a result of the Merger, Topco became the ultimate parent of Noble Cayman and its respective subsidiaries effective as of the Merger Effective Time, and the Ordinary Shares began trading on the NYSE under the symbol “NE” on the Merger Effective Date.

On October 3, 2022 (the “Closing Date”), Topco will enter into a Relationship Agreement (the “New Relationship Agreement”) with certain funds and accounts (the “Existing Noble Investor”) party to the Bankruptcy Relationship Agreement and APMH Invest A/S, a company incorporated in Denmark with registration number 36 53 38 46 and whose registered office is Esplanaden 50, 1263 Copenhagen, Denmark (“APMH Invest”), which will set forth certain director designation rights of such Topco shareholders following the closing of the Business Combination. In particular, pursuant to the New Relationship Agreement, each of the Existing Noble Investor and APMH Invest will be entitled to designate (a) two nominees to the board of directors of Topco (the “Topco Board”) so long as the Existing Noble Investor or APMH Invest, as applicable, owns no fewer than 20% of the then outstanding Ordinary Shares and (b) one nominee to the Topco Board so long as the Existing Noble Investor or APMH Invest, as applicable, owns fewer than 20% but no fewer than 15% of the then outstanding Ordinary Shares. Each nominee of the Existing Noble Investor and APMH Invest will meet the independence standards of the NYSE with respect to Topco; provided, however, that APMH Invest shall be permitted to have one nominee who does not meet such independence standards so long as such nominee is not an employee of Topco or any of its subsidiaries.

DESCRIPTION OF SHARE CAPITAL

The following is a description of our share capital and related provisions of the Amended and Restated Articles of Association of Topco (the “Topco Articles of Association”) and applicable English law and the Company Warrant Agreements. This description is only a summary and does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Topco Articles of Association and the Company Warrant Agreements, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and applicable English law.

Description of Ordinary Shares

The following description of Ordinary Shares is a summary. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Topco Articles of Association. You are urged to read the Topco Articles of Association and relevant provisions of the Companies Act of 2006 of the United Kingdom, as amended from time to time (the “Companies Act”), for a more complete understanding of the rights conferred by Ordinary Shares.

Capital Structure

The rights of, and restrictions applicable to, the Ordinary Shares are prescribed in the Topco Articles of Association, subject to the Companies Act.

Share Capital

Under English law, the directors of a public limited company do not, save in certain limited circumstances (such as in respect of employee share schemes), have authority to allot new shares in the capital of a company without the authority of an ordinary resolution of its shareholders. Noble Corporation 2022 Limited, as the sole shareholder of Topco prior to the Merger Effective Date passed: (i) prior to commencement of the Offer, an ordinary resolution granting the directors authority to allot Ordinary Shares up to an aggregate nominal amount of US$1,565 in connection with the Business Combination and the Offer; and (ii) prior to the Merger Effective Time, an ordinary resolution granting the directors authority, conditional on Topco acquiring at least 90% of the issued and outstanding shares of Maersk Drilling, nominal value Danish krone 10 per share, to allot that number of Capitalization shares (as defined below) which have an aggregate nominal value equal to the amount that would be credited to Topco’s merger reserve on its balance sheet as a result of the Offer. As noted below, the Capitalization shares have no entitlement to dividends or any right to participate in any distribution on a winding up of Topco save that, after the return of the nominal value paid up or credited as paid up on every other class of share in the capital of Topco and the distribution of US$100,000,000 to each holder thereof, the Capitalization share shall be entitled to GBP£1. The Capitalization shares issued immediately following completion of the Business Combination (which for this purpose means upon completion of the Offer) will be cancelled in their entirety pursuant to the reduction of capital to be undertaken following completion of the Business Combination. Noble Corporation 2022 Limited, as the sole shareholder of Topco prior to the Merger Effective Date, also passed an ordinary resolution to grant the directors authority to allot shares, for a period of five years, up to an aggregate nominal amount of US$271. Shareholder approval will be necessary no less frequently than every five years to renew this authorization.

Topco’s share capital will consist of:

A Ordinary Shares: A ordinary shares are denominated in US Dollars with a nominal value of US$0.00001 each. A ordinary shares shall be issued with voting rights attached to them and each A ordinary share shall rank equally with all other shares in the capital of Topco that have voting rights for voting purposes. Each A ordinary share shall rank equally with all other shares in the capital of Topco for any dividend declared. Each A ordinary share shall rank equally with all other shares in the capital of Topco for any distribution made on a winding up of the Topco.

B Ordinary Shares: B ordinary shares are denominated in British Pounds Sterling with a nominal value of GBP£1 each. B ordinary shares shall be issued without voting rights attached to them. B ordinary shares shall have no entitlement to dividends. B ordinary shares do not have any right to participate in any distribution on a winding up of Topco save that after the return of the nominal value paid up or credited as paid up on every A ordinary share in the capital of Topco and the distribution of £100,000,000 to each holder thereof, each B ordinary share shall be entitled to £1. The B ordinary shares may be issued as redeemable shares.

Capitalization Shares: Capitalization shares shall be denominated in US Dollars with a nominal value of US$1 each. Capitalization shares shall be issued without voting rights attached to them. Capitalization shares shall have no entitlement to dividends. Capitalization shares shall not have any right to participate in any distribution on a winding up of Topco save that after the return of the nominal value paid up or credited as paid up on every other class of share in the capital of Topco and the distribution of US$100,000,000 to each holder thereof, each Capitalization share shall be entitled to US$1. The Capitalization shares may be issued as redeemable shares.

In connection with the Merger, Topco issued Ordinary Shares to Noble Cayman shareholders. Additionally, in connection with the consummation of the Offer, Ordinary Shares will be issued to the Maersk Drilling shareholders as of the Closing Date.

Pre-emptive Rights, Share Warrants and Options

The Companies Act grants pre-emptive rights on the issue of Ordinary Shares. Consequently, the Topco Board, save in limited circumstances, can only issue shares if they are first offered to existing Ordinary Shareholders in proportion to their existing holdings, unless a special resolution has been passed to grant them authority to issue shares on a non pre-emptive basis. Prior to the Merger Effective Time, Noble Corporation 2022 Limited, as the sole shareholder of Topco at such time, passed a special resolution excluding pre-emptive rights for a period of five years with respect to the allotment of up to a maximum nominal amount of US$271. Shareholder approval will be necessary no less frequently than every five years to renew this authorization.

Warrants

Each Noble Cayman Warrant issued pursuant to the Noble Cayman Warrant Agreements and outstanding immediately prior to the Merger Effective Time converted automatically into a Company Warrant to acquire a number of Ordinary Shares equal to the number of Noble Cayman Shares underlying such Company Warrant, with the same terms as were in effect immediately prior to the Merger Effective Time under the terms of the applicable Noble Cayman Warrant Agreement.

Immediately following completion of the Business Combination, there will be 14,539,883 Company Warrants outstanding.

Dividends

Under the Companies Act, Topco may pay a dividend out of its distributable profits.

Under the Topco Articles of Association, the Topco Board may from time to time recommend, and Topco may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Companies Act and the Topco Articles of Association. Except as otherwise provided by the rights attached to the shares, all shares will carry a pro rata entitlement to the receipt of dividends. Dividends may be declared and paid in any currency or currencies that the Topco Board may determine, using an exchange rate selected by the Topco Board for any currency conversions required. No dividend or other money payable in respect of an Ordinary Share shall bear interest against Topco, unless otherwise provided by the rights attached to the share.

Share Repurchases, Redemptions and Conversions

Repurchase

Subject to the Companies Act and to any pre-emptive rights the holders of Ordinary Shares may have, Topco may repurchase any of its own shares (including any redeemable shares, if the Topco Board should decide to issue any) by way of “off market purchases” with the prior approval of an Ordinary Shareholder resolution (i.e., passed with the majority of the votes cast). Such approval may be for a specific repurchase or constitute a general authority lasting for up to five years from the date of the resolution, and renewal of such approval for additional five-year terms may be sought more frequently. However, shares may only be repurchased out of distributable reserves or, subject to certain exceptions, the proceeds of a fresh issue of shares made for that purpose. Noble Corporation 2022 Limited, as the sole shareholder of Topco prior to the Merger Effective Date, passed an ordinary resolution authorizing the repurchase of up to 15% per annum of the issued share capital as of the beginning of each fiscal year for a five year period (subject to an overall aggregate maximum of 20,601,161).

Redemption

Under the Companies Act, Topco may issue shares which will or can be redeemed by Topco or by the holder of such redeemable shares. The Ordinary Shares are not subject to any redemption or exchange provisions.

Treasury Shares

Under the Companies Act, following the redemption or repurchase of shares, Topco may hold the shares in treasury (and subsequently cancel them, sell them, or transfer them for the purpose of or under an employees’ share scheme) to the extent it is authorized to do so by an ordinary resolution (passed by a simple majority of those voting in person or by proxy) of the Topco shareholders. There must at all times be sufficient shares in Topco outstanding that are not held in treasury to satisfy the minimum share capital requirements under the Companies Act.

Consolidation and Division; Subdivision

Under the Companies Act, Topco may, by ordinary resolution (passed by a simple majority of those voting in person or by proxy), consolidate all or any of its share capital into shares of larger amount than its existing shares, or subdivide all or any of its existing shares into shares of a smaller amount than its existing shares.

Reduction of Share Capital

Under the Companies Act, Topco may reduce its capital only by way of a court approved procedure, preceded by the approval of a majority of three-quarters of its shareholders.

Annual General Meetings of Shareholders

Topco must hold its annual general meeting in each period of six months beginning with the day following its accounting reference date (which is its accounting year end of December 31).

The notice of the general meeting must state the time, date and place of the meeting and the general nature of the business to be dealt with, and must state whether the meeting is a physical meeting or a hybrid meeting.

Under English law and the Topco Articles of Association, an annual general meeting must be called by at least 21 clear days’ notice. This notice period can be shortened if all shareholders who are permitted to attend and vote agree to the shorter notice. A meeting other than the annual general meeting must be called by not less than 14 clear days’ notice, but this too can be longer or shortened by agreement.

“clear days” means calendar days and excludes (1) the date on which a notice is given or a request received; and (2) the date of the meeting itself.

One or more shareholders holding at least 5% of the total voting rights of all shareholders who have the right to vote on the resolution, or at least 100 shareholders who have a right to vote and hold (on average) at least £100 per shareholder of paid-up share capital can require resolutions to be put before the annual general meeting (including, for the avoidance of doubt, a resolution to appoint a director).

General Meetings of Shareholders

The Companies Act requires the Topco Board, if it receives a written requisition from Topco shareholders representing at least 5% of such of the paid up capital of Topco as carries the right of voting at general meetings (the “Requisitioners”) to, within 21 days, call a general meeting of Topco shareholders or a meeting of the holders of that class of shares, as applicable, to be held as soon as practicable and in any event not later than 28 days after the date of the notice convening the meeting. The requisition must state the business to be considered at the meeting, must be signed by or on behalf of the Requisitioners, and must be submitted to Topco’s registered office.

Under the Companies Act, if the Topco Board does not, within 21 days of the date of the deposit of a valid requisition from Requisitioners, call a meeting of Topco shareholders to be held within 28 days of the notice convening the meeting, the Requisitioners (or those representing more than a one half of the total voting rights of the Requisitioners) may call a meeting of Topco shareholders to be held within three months of the date of deposit of the requisition. A meeting called by the Requisitioners in this manner must be called in the same manner, as nearly as possible, as meetings are called by the Topco Board. Topco must reimburse any reasonable expenses incurred by the Requisitioners in calling the meeting if the Topco Board has failed to properly call a requisitioned meeting.

Under the Topco Articles of Association, a general meeting of Topco shareholders may also be called by the Topco Board.

Quorum for Meetings of Shareholders

Under the Topco Articles of Association, except as otherwise provided by law or the Topco Articles of Association, a quorum shall be members who, present in person (which, in the case of a corporate member shall include being present by a representative) or by proxy, together represent at least the majority of the total voting rights of all the members entitled to vote in relation to the meeting. Certain specified matters require a quorum of two-thirds of the total voting rights, being (i) the adoption of a resolution to remove a serving board member; and (ii) amendments to certain provisions of the Topco Articles of Association.

Voting

Under the Topco Articles of Association, all resolutions at an annual general meeting or other general meeting must be decided on a poll.

On a poll, each Topco shareholder present in person or by proxy is entitled to one vote for each Topco Share in the name of the shareholder on record at the relevant record date.

Under the Companies Act, an ordinary resolution proposed at an annual general meeting or other general meeting of the shareholders requires approval by a simple majority of the voting rights represented in person or by proxy at the meeting. Matters requiring an ordinary resolution under the Companies Act include the following:

•	approval of directors’ long-term service contracts, substantial property transactions with or loans to directors;

•	ratification of acts by directors;

•	the approval of the directors’ remuneration report and remuneration policy;

•	a subdivision or consolidation of share capital;

•	a redenomination of share capital; and

•	authorization of off-market share purchases.

Under the Companies Act, a special resolution proposed at an annual general meeting or other general meeting of the shareholders requires approval by not less than 75% of the voting rights represented in person or by proxy at the meeting. Matters requiring a special resolution under the Companies Act include the following:

•	altering a company’s articles of association;

•	re-registration of a company from public to private or from private to public;

•	changing the name of a company (unless otherwise provided for in the company’s articles of association—the Topco Articles of Association permit the company’s name to be changed by the Topco Board);

•	varying the class rights of shares, unless otherwise provided for in the articles of association;

•	reducing share capital;

•	implementing a scheme of arrangement; and

•	commencing or terminating a member’s voluntary winding up.

Variation of Rights Attaching to a Class of Shares

Under the Companies Act, any variation of class rights attaching to the issued shares of Topco requires the approval of a special resolution passed by a majority of not less than 75% of the voting rights of that class represented in person or by proxy at a separate meeting of the shareholders of the relevant class.

Inspection of Books and Records

Under the Companies Act, a company’s register of shareholders must be kept available for inspection. Inspection is free for Topco shareholders but Topco may charge a prescribed fee to any other person who intends to inspect the register. In addition, anyone may request a copy of an English company’s register of shareholders on payment of a prescribed fee and delivery to the company of a written request containing certain information, including the purpose for which the copy register will be used.

English law also provides that certain corporate records of Topco, including a register of its directors, secretary, directors’ indemnities and directors’ service contracts, must be open for inspection for at least two hours in each business day.

The accounting records of a public English company must be open at all times to inspection by its officers. Topco’s statutory books and records shall, to the extent required by the Companies Act, be kept at Topco’s registered office.

Acquisitions

An English private limited company may be acquired in a number of ways, including by means of a “scheme of arrangement” between the company and its shareholders or by means of a takeover offer.

Scheme of Arrangement

A “scheme of arrangement” is a statutory procedure under the Companies Act pursuant to which the English courts may approve an arrangement between an English company and some or all of its shareholders. In a “scheme of arrangement,” the company would make an initial application to the court to convene a meeting or meetings of its shareholders at which a majority in number of shareholders representing 75% of the voting rights of the shareholders present and voting either in person or by proxy at the meeting must agree to the arrangement by which they will sell their shares in exchange for the consideration being offered by the bidder. If the shareholders so agree, the company will return to court to request the court to sanction the arrangement. Upon such a scheme of arrangement becoming effective in accordance with its terms and the Companies Act, it will bind the company and such shareholders.

Takeover Offer

A takeover offer is an offer to acquire all of the outstanding shares of a company (other than shares which at the date of the offer are already held by the offeror). The offer must be made on identical terms to all holders of shares to which the offer relates. If the offeror, by virtue of acceptances of the offer, acquires or contracts to acquire more than 90% in par value of the shares to which the offer relates, the Companies Act allows the offeror to give notice to any non-accepting shareholder that the offeror intends to acquire his or her shares through a compulsory acquisition (also referred to as a “squeeze out”), and the shares of such non-accepting shareholders will be acquired by the offeror six weeks later on the same terms as the offer, unless the shareholder objects to the English court and the court enters an order that the offeror is not entitled to acquire the shares or specifying terms of the acquisition different from those of the offer.

The Companies Act permits a scheme of arrangement or takeover offer to be made relating only to a particular class or classes of a company’s shares.

Additionally, following the listing the Ordinary Shares in Denmark on Nasdaq Copenhagen A/S (“Nasdaq Copenhagen”), certain Danish takeover restrictions will likely apply to attempted takeovers of Topco. The Executive Order No. 636 of 15 May 2020 on Takeover Bids (in Danish: “bekendtgørelse om overtagelsestilbud”) (the “Danish Takeover Order”) includes rules concerning public tender offers for the acquisition of shares admitted to trading on a regulated market (including Nasdaq Copenhagen). Pursuant to the Danish rules on mandatory tender offers, if a shareholding is transferred, directly or indirectly, in a company with one or more share classes admitted to trading on a regulated market, to an acquirer or to persons acting in concert with such acquirer, the acquirer and the persons acting in concert with such acquirer, if applicable, shall give all shareholders of the company the option to dispose of their shares on identical terms, if the acquirer, or the persons acting in concert with such acquirer, as a result of the transfer, gains control over the company as a result of the transfer. Control exists if the acquirer, or persons acting in concert with such acquirer, directly or indirectly, holds at least one-third of the voting rights in the company, unless it can be clearly proven in special cases that such ownership does not constitute control. Exemptions from the mandatory tender offer rules may only be granted under special circumstances by the Danish Financial Supervisory Authority (in Danish: “Finanstilsynet”) (the “DFSA”).

The application of the mandatory tender offer rule could inter alia have a deterrent effect on potential acquirers of Ordinary Shares if such acquisition would result in a transfer of control over Topco, if this would trigger an obligation to make a mandatory tender offer.

Disclosure of Interests in Shares

Requirements under the Companies Act

Topco shareholders will also be subject to section 793 of the Companies Act, which is also incorporated in the Topco Articles of Association. Section 793 provides that a company may give notice to any person who it knows or has reasonable cause to believe to be interested in the company’s shares (or to have been interested in the previous three years) requiring that person to provide to the company details of the person’s interest.

If a Topco shareholder fails to respond to such a request within 14 calendar days, Topco can impose sanctions on that holder which include the suspension of voting rights in the relevant shares and, where the relevant shares represent at least 0.25% of the class (excluding treasury shares), the suspension of dividend and share transfer rights. The Topco Board may suspend or terminate any and all of the sanctions in its discretion at any time. These sanctions automatically cease when the Topco shareholder complies with the request.

Requirements under the Exchange Act

Holders of Ordinary Shares shall be subject to certain reporting requirements under the Exchange Act.

Shareholders owning more than 5% of any class of equity securities registered pursuant to Section 12 of the Exchange Act must comply with disclosure obligations under Section 13 of the Exchange Act. Sections 13(d) and 13(g) of the Exchange Act require any person or group of persons who owns or acquires beneficial ownership of more than 5% of certain classes of equity securities to file ownership reports with the SEC on either Schedule 13D or (for passive investors) the short form Schedule 13G.

If the shareholder is required to file a report on Schedule 13D, such a report must include information on, among other things, the acquisition of securities by which the shareholder exceeded the 5% threshold and be filed within 10 days after the acquisition. The schedule is filed with the SEC and is provided to the issuer, as well as to each stock exchange on which the security is traded. Schedule 13G is a shorter alternative to Schedule 13D, which is available to beneficial owners of more than 5% of a class of securities that are considered passive investors. Generally, passive investors are investors that do not intend to control or change the control of a company. A Schedule 13G filing has different information and timing requirements than a Schedule 13D filing.

A filer must, among other things, amend a Schedule 13G promptly upon acquiring beneficial ownership of more than 10% of a registered class of equity securities and must thereafter promptly amend the Schedule 13G upon increasing or decreasing its beneficial ownership by more than 5% of the class. A Schedule 13G filer must change to filing Schedule 13D within 10 days after beneficial ownership first equals or exceeds 20% of the class and is prohibited from voting or acquiring additional securities of the class until 10 days after the Schedule 13D is filed.

Directors and officers of the issuer with a registered class of equity securities, and any person or group that has beneficial ownership of more than 10% of such class, face additional requirements regarding the disclosure of ownership and equity trading. Each such director, officer, person or group will be considered an insider under Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. Insiders must make an initial filing on Form 3 within 10 days after the filer’s becoming an insider and must disclose beneficial ownership of all securities of the issuer. Insiders must also file Form 4 reports disclosing transactions resulting in a change in beneficial ownership within two business days following the execution date of the transaction, except for limited types of transactions eligible for deferred reporting on Form 5. In addition, insiders are required to report on Form 5 within 45 days after the issuer’s fiscal year-end any transactions or holdings that should have been, but were not, reported on Form 3 or 4 during the issuer’s most recent fiscal year and any transactions eligible for deferred reporting.

Requirements under Nasdaq Copenhagen

Shareholders in companies with shares admitted to trading and official listing on Nasdaq Copenhagen are, pursuant to Section 38 of the Danish Capital Markets Act, required to give simultaneous notice to the company and the DFSA of the shareholding in the company, when the shareholding reaches, exceeds or falls below thresholds of 5%, 10%, 15%, 20%, 25%, 50% or 90% and limits of one-third or two-thirds of the voting rights or nominal value of the total share capital.

A shareholder in a company means a natural or legal person who, directly or indirectly, holds: (i) shares in the company on behalf of himself/herself/itself and for his/her/its own account; (ii) shares in the company on behalf of himself/herself/itself, but for the account of another natural or legal person; or (iii) depository receipts, where such holder is considered a shareholder in relation to the underlying shares represented by the depository receipts.

The duty to notify set forth above further applies to natural and legal persons who are entitled to acquire, sell or exercise voting rights which are:

•

held by a third party with whom that natural or legal person has concluded an agreement, which obliges them to adopt, by concerted exercise of the voting rights they hold, a lasting common policy towards the management of the issuer in question (common duty to inform for all parties to the agreement);

•	held by a third party under an agreement concluded with that natural or legal person providing for the temporary transfer of the voting rights in question in return for consideration;

•	attached to shares which are lodged as collateral for that natural or legal person, provided the person controls the voting rights and declares an intention of exercising them;

•	attached to shares in which that natural or legal person has a lifelong right of disposal;

•	held, or may be exercised within the meaning of (i) to (iv), by an undertaking controlled by that person or entity;

•	attached to shares deposited with that natural or legal person and which the person can exercise at his/her/its own discretion in the absence of specific instructions from the shareholders;

•	held by a third party in its own name on behalf of that person; or

•	exercisable by that person through a proxy where that person may exercise the voting rights at his/her/its discretion in the absence of specific instructions of the shareholder.

The duty to notify set forth above also applies to anyone, who directly or indirectly holds (a) financial instruments that afford the holder either an unconditional right to acquire or the discretion as to his/her/its right to acquire existing shares (e.g., share options); and/or (b) financial instruments based on existing shares and with an economic effect equal to that of the financial instruments mentioned in (a), regardless of them not affording the right to purchase existing shares (e.g., cash-settled derivatives linked to the value of the shares in question). Holding these kinds of financial instruments counts towards the thresholds mentioned above and may thus trigger a duty to notify by itself or when accumulated with a shareholding.

The notification shall be made promptly but no later than four weekdays after the shareholder was aware or should have become aware of the completion of the transaction, and in accordance with the provisions of Danish Executive Order no. 1172 of 31 October 2017 on Major Shareholders. The shareholder is deemed to have become aware of the completion of the transaction two weekdays after the completion of the transaction. The shareholder shall disclose the change in voting rights and shares, including the number of voting rights (and the distribution of voting rights among share classes, if applicable) and shares held directly or indirectly by the shareholder following the transaction. The notification shall further state the transaction date on which the threshold was reached or no longer reached and the identity of the shareholder as well as the identity of any natural or legal person with the right to vote on behalf of the shareholder and in the case of a group structure, the chain of controlled undertakings through which voting rights are effectively held. The information shall be notified to the company and simultaneously submitted electronically to the DFSA. Failure to comply with the notification requirements is punishable by fine or suspension of voting rights in instances of gross or repeated non-compliance.

When an obligation to notify rests on more than one natural or legal person the notification may be made through a joint notification. However, use of a joint notification does not exempt the individual shareholders or natural or legal persons from their responsibilities in connection with the obligation to notify or the contents of the notification.

After receipt of the notification, the company shall promptly, but not later than three weekdays thereafter, publish the contents of the notification.

A similar duty, as set forth above, also applies to a company’s holding of treasury shares. A company with shares admitted to trading and official listing on Nasdaq Copenhagen is required to promptly, but not later than four weekdays thereafter, publish an announcement specifying the company’s, direct or indirect, holding of treasury shares, when the holding reaches, exceeds or falls below the thresholds of 5% or 10% of the voting rights or the nominal value of the share capital. This duty applies regardless of whether the company holds the treasury shares itself or through a person acting in his own name but on the company’s behalf.

The Short Selling Regulation (236/2012/EU) includes certain notification requirements in connection with short selling and imposes restrictions on uncovered short selling of shares admitted to trading on a trading venue (including Nasdaq Copenhagen).

When a natural or legal person reaches, exceeds or falls below a net short position of 0.2% of the issued share capital of a company that has shares admitted to trading on a trading venue, such person shall make a notification to the relevant competent authority, which in Denmark is the DFSA. The obligation to notify the DFSA, moreover, applies in each case where the net short position reaches, exceeds or falls below each 0.1% threshold above the 0.2% threshold. In addition, when a natural or legal person reaches, exceeds or falls below a net short position of 0.5% of the issued share capital of a company that has shares admitted to trading on a trading venue in the European Union and each 0.1% above that, such person shall make a public notification of its net short position via the DFSA. The notification requirements apply to both physical and synthetic short positions. In addition uncovered short selling (naked short selling) of shares admitted to trading on a trading venue is prohibited.

A natural or legal person is prohibited from entering into a short sale of shares admitted to trading on a trading venue unless one of the following conditions is satisfied: (i) the natural or legal person has borrowed the share or has made alternative provisions resulting in a similar legal effect; (ii) the natural or legal person has entered into an agreement to borrow the share or has another absolutely enforceable claim under contract or property law to be transferred ownership of a corresponding number of securities of the same class so that settlement can be effected when it is due; or (iii) the natural or legal person has an arrangement with a third party under which that third party has confirmed that the share has been located and has taken measures vis-à-vis third parties necessary for the natural or legal person to have a reasonable expectation that settlement can be effected when it is due. Certain exemptions apply to the prohibition, such as in the case of market-makers or in connection with stabilization in accordance with the Commission Delegated Regulation (EU) 2016/1052.

Anti-Takeover Provisions

Applicability of the UK Takeover Code and Danish Takeover Rules

Takeover offers and certain other transactions in respect of certain public companies are regulated by the Takeover Code, which is administered by the Takeover Panel, a body consisting of representatives of the City of London financial and professional institutions which oversees the conduct of takeovers (the “Takeover Panel”).

An English public limited company is potentially subject to the protections afforded by the Takeover Code if, among other factors, a majority of its directors are resident within the UK, the Channel Islands or the Isle of Man. Based upon Topco’s current and intended plans for its directors, it is anticipated that the Takeover Code will not apply to Topco. However, it is possible that, in the future, circumstances could change that may cause the Takeover Code to apply to Topco.

The protections afforded by the Takeover Code include the requirement that if (i) a person acquires an interest in shares in a company to which the Takeover Code applies, which when taken together with shares already held by him or persons acting in concert with him, carry 30 per cent. or more of the voting rights in the company or (ii) a person who, together with persons acting in concert with him, has an interest in not less than 30 per cent. of the voting rights of the company but does not hold shares carrying more than 50 per cent. of the voting rights in the company acquires additional interests in shares which increase the percentage of shares carrying voting rights in which that person has an interest, the acquiror and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer for the outstanding shares in the company at a price not less than the highest price paid for any interests in the shares by the acquiror or its concert parties during the previous 12 months.

Following Brexit, it is not clear, and the Takeover Panel and the DFSA would need to be consulted with if the Takeover Code ever applied to Topco, how the takeover restrictions in each of the Takeover Code and the Danish Takeover Order would both be applied to Topco if the Takeover Code applied to Topco. The potential application of two differing sets of takeover restrictions could, inter alia, have a deterrent effect on potential acquirers of Ordinary Shares if such acquisition would trigger an obligation to make a mandatory bid and/or a mandatory tender offer, as applicable.

Additionally, following the listing of the Ordinary Shares in Denmark on Nasdaq Copenhagen, certain Danish takeover restrictions will likely apply to attempted takeovers of Topco. The Danish Takeover Order includes rules concerning public tender offers for the acquisition of shares admitted to trading on a regulated market (including Nasdaq Copenhagen). Pursuant to the Danish rules on mandatory tender offers, if a shareholding is transferred directly or indirectly, in a company with one or more share classes admitted to trading on a regulated market, to, directly or indirectly, in a company with one or more share classes admitted to trading on a regulated market, to an acquirer or to persons acting in concert with such acquirer, the acquirer and the persons acting in concert with such acquirer, if applicable, shall give all shareholders of the company the option to dispose of their shares on identical terms, if the acquirer, or the persons acting in concert with such acquirer, as a result of the transfer, gains control over the company as a result of the transfer. Control exists if the acquirer, or persons acting in concert with such acquirer, directly or indirectly, holds at least one-third of the voting rights in the company, unless it can be clearly proven in special cases that such ownership does not constitute control. Mandatory tender offers may also be subject to certain restrictions regarding the price per share to be offered to the shareholders in the company in question. Exemptions from the mandatory tender offer rules may only be granted under special circumstances by the DFSA.

The application of the mandatory tender offer rule could inter alia have a deterrent effect on potential acquirers of Ordinary Shares if such acquisition would result in a transfer of control over Topco, if this would trigger an obligation to make a mandatory tender offer.

Corporate Governance

Under English law and the Topco Articles of Association, the authority for the overall management of Topco is vested in the Topco Board. The Topco Board may delegate any of its powers on such terms as it thinks fit in accordance with the Topco Articles of Association and English law. Despite this delegation, the Topco Board remains responsible, as a matter of English law, for the proper management of the affairs of Topco and the directors are not allowed to leave the performance of their duties to others. The directors must ensure that any delegation is and remains appropriate and that an adequate system of control and supervision is in place.

Committees may be established by the Topco Board which may meet as they see fit, subject to the requirements of the Topco Articles of Association and such committee’s charter document adopted by the Topco Board from time to time. Under the Topco Articles of Association, the quorum necessary for the transaction of business at any committee meeting may be fixed by the Topco Board. If the quorum is not fixed by the Topco Board, the quorum is a majority of the members of that committee then in office.

Legal Name; Formation; Fiscal Year; Registered Office

Topco was incorporated in England and Wales on October 16, 2020 as a public limited company with company number 12958050. Topco subsequently re-registered as a private limited company on January 13, 2021. Topco subsequently re-registered as a public limited company on May 12, 2022. Topco’s fiscal year ends on December 31 each year. Topco’s registered office address is 3rd Floor 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT. For more information regarding Topco, see “Where You Can Find More Information.”

Register of Shareholders

Topco’s register of shareholders is maintained by Computershare Trust Company, N.A.

Negotiability and Transferability

The Ordinary Shares are negotiable instruments, and no restrictions under the Topco Articles of Association or English law apply to the transferability of the Ordinary Shares.

Compulsory Acquisition of Shares

Under sections 974 to 991 of the Companies Act, if an offeror acquires or contracts to acquire (pursuant to a ‘takeover offer’ as that term is defined in section 974 of the Companies Act) not less than 90 per cent. of the shares (in value and by voting rights) to which such offer relates it may then compulsorily acquire the outstanding shares not assented to the offer. It would do so by sending a notice to outstanding holders of shares telling them that it will compulsorily acquire their shares and then, six weeks later, it would execute a transfer of the outstanding shares in its favor and pay the consideration to Topco, which would hold the consideration on trust for the outstanding holders of shares. The consideration offered to the holders whose shares are compulsorily acquired under the Companies Act must, in general, be the same as the consideration that was available under the takeover offer.

In addition, pursuant to section 983 of the Companies Act, if an offeror acquires or agrees to acquire not less than 90 per cent. of the shares (in value and by voting rights) to which the offer relates, any holder of shares to which the offer relates who has not accepted the offer may require the offeror to acquire his shares on the same terms as the takeover offer. The offeror would be required to give any holder of shares notice of his right to be bought out within one month of that right arising. Sell-out rights cannot be exercised after the end of the period of three months from the last date on which the offer can be accepted or, if later, three months from the date on which the notice is served on the holder of shares notifying them of their sell-out rights. If a holder of shares exercises his/her rights, the offeror is bound to acquire those shares on the terms of the offer or on such other terms as may be agreed.

Appointment of Directors

The Topco Articles of Association provide that the number of directors shall not be less than three nor more than eleven. The Topco Board is currently comprised of four members, and, immediately following the completion of the Business Combination, the Topco Board is expected to expand to seven members.

The Topco Board has the power to appoint a person as a director by simple majority resolution, either to fill a vacancy or as an additional position.

Removal of Directors and Vacancies

Under English law and pursuant to the Topco Articles of Association, the Topco shareholders may remove a director without cause by ordinary resolution, irrespective of any provisions in the Topco Articles of Association, provided that 28 “clear days” notice of the resolution is given to the company.

Under the Topco Articles of Association, a person ceases to be a director if:

•	a bankruptcy order is made against that person or a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

•

a registered medical practitioner who is treating that person gives a written opinion to Topco stating that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

•	the director is absent from meetings of the Topco Board for six consecutive months without permission of the Topco Board and the Topco Board resolves that the relevant director’s office be vacated;

•	that person ceases to be a director by virtue of any provision of the Companies Act or is prohibited from being a director by law; or

•	notification is received by Topco from that person that he is resigning or retiring from his office as director, and such resignation or retirement has taken effect in accordance with its terms.

Duration, Dissolution and Rights upon Liquidation

Topco’s duration will be unlimited but Topco may be dissolved and wound up at any time. There are three types of winding up procedure under the Companies Act:

•	a member’s voluntary winding-up;

•	a creditors’ voluntary winding-up; and

•	a compulsory winding-up.

Generally, a member’s voluntary winding up occurs when the company is solvent and a creditors’ voluntary winding up occurs when it is insolvent. Both processes are initiated by the company passing a special resolution. A liquidator (a qualified insolvency practitioner) needs to be appointed for a creditors’ voluntary winding up.

Upon dissolution, after satisfaction of the claims of creditors, the assets of Topco would be distributed to shareholders in accordance with their respective interests.

Uncertificated Shares

Shares of Topco may be held in either certificated or uncertificated form.

No Liability for Further Calls or Assessments

The shares to be issued in the Business Combination will be duly and validly issued and fully paid and non-assessable.

Transfer Agent and Warrant Agent

Under the Topco Articles of Association, subject to the Companies Act, certificated shares may be transferred by an instrument of transfer (in any usual form), duly executed, with such evidence as the Topco Board may reasonably require to show the right of the transferor to make the transfer.

Registration Rights

Certain persons who are and, immediately after consummation of the Business Combination, will be holders of Ordinary Shares are, or will be, entitled to registration rights, as described below.

Bankruptcy RRA

On the Effective Date, Noble Cayman entered into the Bankruptcy RRA with certain parties who received Noble Cayman Shares and Noble Cayman Warrants under the Plan (the “Bankruptcy RRA Holders”). Under the Bankruptcy RRA, Bankruptcy RRA Holders have certain demand and piggyback registration rights, subject to the limitations set forth in the Bankruptcy RRA. Pursuant to their underwritten offering registration rights, Bankruptcy RRA Holders have the right to demand that Topco (as successor to Noble Cayman under the Bankruptcy RRA), register underwritten offerings of any or all of their Registrable Securities (as defined in the Bankruptcy RRA, the “Bankruptcy Registrable Securities”) pursuant to an effective registration statement, subject to certain conditions, including that the aggregate proceeds expected to be received from such an offering is equal to or greater than $20 million, unless such demand is not pursuant to a shelf registration statement, in which case certain Bankruptcy RRA Holders may require that Topco register an underwritten offering for an amount that would enable all remaining Bankruptcy Registrable Securities to be included in such offering. In addition, the Bankruptcy RRA requires Topco to register for resale such Bankruptcy Registrable Securities pursuant to Rule 415 under the Securities Act, including by filing a registration statement on Form S-1 or Form S-3 in accordance with the terms and conditions set forth in the Bankruptcy RRA.

Pacific Drilling Merger RRA

On April 15, 2021, in connection with the closing of the Pacific Drilling Merger, Noble Cayman entered into the Pacific Drilling Merger RRA with each of the holders identified therein (the “Pacific Drilling Merger RRA Holders”), pursuant to which, among other things, Topco (as successor to Noble Cayman under the Pacific Drilling Merger RRA) is required to file with the SEC a registration statement registering for resale the Registrable Securities (as defined in the Pacific Drilling Merger RRA, the “Pacific Drilling Merger Registrable Securities”) issued to the Pacific Drilling Merger RRA Holders upon consummation of the Pacific Drilling Merger, and subject to certain limitations set forth therein, certain Pacific Drilling Merger RRA Holders have customary shelf, demand and piggyback registration rights with respect to the Pacific Drilling Merger Registrable Securities. In addition, pursuant to the Pacific Drilling Merger RRA, certain Pacific Drilling Merger RRA Holders have the right to require Topco, subject to certain limitations set forth therein, to effect a distribution of any or all of their Pacific Drilling Merger Registrable Securities by means of an underwritten offering. Topco is not obligated to effect any underwritten offering unless the dollar amount of the Pacific Drilling Merger Registrable Securities of the Pacific Drilling Merger RRA Holder(s) demanding such underwritten offering to be included therein is reasonably likely to result in gross sale proceeds of at least $20 million.

Business Combination RRA

On the Closing Date, Topco will enter into a registration rights agreement (the “Business Combination RRA”) with APMH Invest, pursuant to which, among other things, and subject to certain limitations set forth therein, APMH Invest will have customary demand and piggyback registration rights. In addition, pursuant to the Business Combination RRA, APMH Invest will have the right to require Topco, subject to certain limitations set forth therein, to effect a distribution of any or all of its Ordinary Shares by means of an underwritten offering. Topco is not obligated to effect any underwritten offering unless the dollar amount of the securities of APMH Invest to be sold is reasonably likely to result in gross sale proceeds of at least $20 million.

Listing of Ordinary Shares

The Ordinary Shares are listed and trade on the NYSE under the symbol “NE.” Topco intends to list the Ordinary Shares on Nasdaq Copenhagen under “NOBLE” in connection with the closing of the Business Combination.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain United States (for purposes of this section, “U.S.”) federal income tax considerations of owning and disposing of the Ordinary Shares by a U.S. Holder (defined below).

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions and published administrative rules and pronouncements of the U.S. Internal Revenue Service (the “IRS”), all as in effect on the date hereof (collectively, “Applicable U.S. Tax Law”). Changes in the rules or new interpretations of the rules may have retroactive effect and could significantly affect the U.S. federal income tax considerations described below. We have not requested, and will not request, any ruling or determination from the IRS or any other taxing authority with respect to the tax considerations discussed herein, and the discussion below is not binding upon the IRS or the courts. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

This summary does not address state, local or non-income tax considerations, nor does it purport to address all aspects of U.S. federal income taxation that may be relevant to a U.S. Holder in light of its individual circumstances or to a U.S. Holder that may be subject to special tax rules (such as persons who are related to the Debtors within the meaning of the Code, persons liable for alternative minimum tax, persons whose functional currency is not the U.S. dollar, U.S. expatriates, persons who actually or constructively own or will own 10% or more (by vote or value) of the equity interest of Topco (and any person that is related to Topco), broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax exempt organizations, controlled foreign corporations, passive foreign investment companies, partnerships (or other entities treated as partnerships or other pass-through entities), beneficial owners of partnerships (or other entities treated as partnerships or other pass-through entities), subchapter S corporations, persons who hold the Ordinary Shares as part of a straddle, hedge, conversion transaction or other integrated investment, persons using a mark-to-market method of accounting and persons who are in bankruptcy). Furthermore, this summary assumes that the Ordinary Shares are held only as “capital assets” (within the meaning of section 1221 of the Code). This summary does not address the material U.S. federal income tax considerations of the Business Combination.

For purposes of this discussion, a “U.S. Holder” is a holder of Ordinary Shares that is: (1) an individual citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (4) a trust (A) if a court within the United States is able to exercise primary jurisdiction over the trust’s administration and one or more United States persons (within the meaning of section 7701(a)(30) of the Code) have authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

If a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a holder of Ordinary Shares, the tax treatment of a partner (or other beneficial owner) generally will depend upon the status of the partner (or other beneficial owner) and the activities of the entity. Partners (or other beneficial owners) of partnerships (or other entities treated as partnerships or other pass-through entities) that are holders of Ordinary Shares should consult their respective tax advisors regarding the U.S. federal income tax considerations of the Ordinary Shares.

THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO

A HOLDER OF ORDINARY SHARES. ALL HOLDERS OF ORDINARY SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, NON-U.S., NON-INCOME AND OTHER TAX CONSIDERATIONS OF THE ORDINARY SHARES.

Dividends Paid on the Ordinary Shares

Subject to the discussion below regarding the passive foreign investment company (“PFIC”) rules, any distributions made by Topco out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes and including any taxes withheld from such distributions) with respect to the Ordinary Shares generally should be taxable to a U.S. Holder as foreign source ordinary dividend income. Distributions in excess of current and accumulated earnings and profits should be treated as a non-taxable return of capital to the extent of a U.S. Holder’s basis in the Ordinary Shares and thereafter as capital gain. Topco does not intend to determine its earnings and profits on the basis of U.S. federal income tax principles and, as a result, U.S. Holders should expect to treat all distributions on the Ordinary Shares as dividends.

In general, dividends paid with respect to the Ordinary Shares to certain non-corporate U.S. Holders will be treated as “qualified dividend income,” which is taxable to such U.S. Holder at preferential capital gain tax rates provided that (i) the Ordinary Shares are readily tradable on an established securities market in the United States (such as the NYSE) or Topco is eligible for the benefits of a comprehensive income tax treaty with the United States that the IRS has determined is satisfactory and that includes an exchange of information program, (ii) as discussed below under “—PFIC,” Topco is not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year, and (iii) certain holding period and other requirements are satisfied. For purposes of clause (i) above, the Ordinary Shares should be treated as readily tradable on an established securities market in the United States so long as they are listed on the NYSE. Further, Topco believes it will be eligible for the benefits of the Convention Between the Government of the United States of America and the Government of the United Kingdom of Great Britain and Northern Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and On Capital Gains, or the United States-United Kingdom income tax treaty (which the Secretary of the Treasury of the United States has determined is satisfactory for this purpose), in which case Topco would be treated as satisfying the requirements in clause (i) above.

Sale, Exchange or Other Disposition of the Ordinary Shares

Unless a non-recognition provision applies, and subject to the discussion below under “—PFIC,” U.S. Holders generally will recognize capital gain or loss upon the sale, exchange or other disposition of the Ordinary Shares. Such capital gain or loss will be long-term capital gain or loss if, at the time of the sale, exchange or other disposition, the U.S. Holder held the Ordinary Shares for more than one year. Long-term capital gains of an individual taxpayer generally are taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

PFIC

A special set of U.S. federal income tax rules applies to ownership interests in a PFIC. A non-U.S. corporation is a PFIC in any taxable year in which, after taking into account certain look-through rules, either (i) at least 75% of its gross income is passive income or (ii) at least 50% of the average value (determined on a quarterly basis) of its assets is attributable to assets that produce or are held to produce passive income. In making this determination, the non-U.S. corporation is treated as earning its proportionate share of any income and owning its proportionate share of any assets of a subsidiary corporation in which it owns, directly or indirectly, a 25% or greater interest, by value. Passive income generally includes, but is not limited to, dividends, interest, rents, royalties and capital gains. If Topco is a PFIC at any time during which a U.S. Holder owns the Ordinary Shares, the U.S. Holder would be subject to additional U.S. information return filing requirements and the potentially materially adverse rules discussed below. While it is not free from doubt, we believe that Topco has not been, and will not become, a PFIC with respect to any taxable year.

If Topco is classified as a PFIC for any taxable year during which a U.S. Holder owns Ordinary Shares, the PFIC rules may alter the tax consequences of owning the Ordinary Shares with respect to gains from the sale, exchange or other disposition of, and “excess distributions” with respect to, the Ordinary Shares. Under the “default PFIC regime,” in general, an “excess distribution” is any distribution to a U.S. Holder that is greater than 125% of the average annual distributions received by the U.S. Holder (including return of capital distributions) during the three preceding taxable years or, if shorter, a U.S. Holder’s holding period. If Topco is classified as a PFIC for any taxable year during which a U.S. Holder owns Ordinary Shares, gains from the sale, exchange or other disposition of, and “excess distributions” with respect to, the Ordinary Shares would be allocated ratably over a U.S. Holder’s entire holding period and taxed at the highest ordinary income tax rate in effect for each such taxable year (subject to certain exceptions). Moreover, interest would be charged retroactively at the rate applicable to underpayments of tax (with respect to each such tax year’s ratable allocation) through the date of the sale, exchange or other disposition of, and “excess distributions” with respect to, the Ordinary Shares.

Topco does not intend to prepare or provide the information that would enable a U.S. Holder to make a “qualified electing fund” election to opt out of the default PFIC regime. U.S. Holders should consult with their tax advisors with respect to whether the unfavorable PFIC rules may be avoidable by electing to mark the Ordinary Shares to market.

The rules relating to PFICs are extremely complex and U.S. Holders are urged to consult their tax advisors regarding the tax considerations of owning Ordinary Shares in the event that Topco is treated as a PFIC during any taxable year during which a U.S. Holder will own Ordinary Shares.

The above discussion assumes Topco is not treated as a controlled foreign corporation (a “CFC”) under Applicable U.S. Tax Law, but no assurance can be made in that regard. U.S. Holders are urged to consult their tax advisors regarding the tax considerations of owning Ordinary Shares in the event that Topco is treated as a CFC.

Foreign Asset Reporting

Each U.S. Holder that is an individual that holds, or that is a corporation, partnership or trust formed or availed for the purpose of holding, “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the tax year or more than $75,000 at any time during the tax year (or such larger values as specified in the applicable Treasury Regulations), generally is required to file an information report with respect to such assets with its tax returns. A U.S. Holder is urged to consult its tax advisors regarding its information reporting obligations, if any, with respect to its ownership and disposition of the Ordinary Shares.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to amounts paid to a U.S. Holder in respect of the Ordinary Shares and the proceeds received by a U.S. Holder from the sale, exchange or other disposition of the Ordinary Shares, unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or a certification that it is not subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

UK TAX CONSIDERATIONS

The following statements are intended to apply only as a general guide to certain material UK tax considerations for Non-UK Shareholders (as defined below) as a consequence of the ownership and disposition of Ordinary Shares (following completion of the Merger), and are based on current UK tax law and current published practice of HM Revenue & Customs (“HMRC”), both of which are subject to change at any time, possibly with retrospective effect.

The statements relate only to certain limited aspects of the UK taxation treatment of holders of Ordinary Shares who:

a)	are not resident in the UK for any taxation purposes (including for the purposes of any double tax treaty);

b)	do not carry on a trade, profession, or vocation in the UK through a branch or agency or, in the case of a company, carry on a trade in the UK through a permanent establishment;

c)

who hold the Ordinary Shares as investments (other than under an individual savings account or a self-invested personal pension), and not for the purposes of any branch, agency or permanent establishment in the UK; and

d)	who are the absolute beneficial owners of the Ordinary Shares and any dividends paid on them,

(such holders being defined henceforth in this section as “Non-UK Shareholders”).

The statements may not apply to certain classes of Non-UK Shareholders, such as (but not limited to) persons who acquired their Ordinary Shares in connection with an office or employment, or otherwise than for bona fide commercial reasons, persons connected to Topco or the combined company, dealers in securities, insurance companies, pension schemes, shareholders who are exempt from tax and collective investment schemes.

This summary does not address the UK tax treatment for persons who do not fall within the definition of Non-UK Shareholders (above), including holders who are resident in the UK for any taxation purposes. This summary does not address all possible UK tax consequences relating to the Merger or the ownership and disposition of Ordinary Shares after the Merger. In particular, this summary does not address any inheritance tax considerations, or the UK tax treatment of the Company Warrants.

THE SUMMARY BELOW IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE TAX OR LEGAL ADVICE. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE MERGER AND OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE EFFECTS OF UK TAX LAWS.

UK Taxation of Chargeable Gains

Subject to the paragraph below (dealing with temporary non-residents), Non-UK Shareholders will not generally be subject to UK tax on chargeable gains on the disposal of their Ordinary Shares.

A Non-UK Shareholder who is an individual, who has ceased to have sole UK residence for tax purposes in the UK for a period of five years or less and who disposes of Ordinary Shares during that period may be liable to UK taxation on capital gains on their return to the UK (subject to the relevant conditions being met and any available exemption or relief). If applicable, the tax charge will arise in the tax year that the individual returns to the UK.

UK Taxation of Dividends

Under UK tax legislation, Topco is not required to deduct or withhold tax at source from any dividend payments it makes in respect of the Ordinary Shares. Non-UK Shareholders will not generally be subject to UK tax in respect of any dividends received from Topco in respect of the Ordinary Shares.

Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)

The statements below are intended as a general guide only to certain UK stamp duty and SDRT considerations of the acquisition and disposal of Ordinary Shares acquired on completion of the Business Combination, and they apply regardless of whether or not a holder of Ordinary Shares is resident or domiciled in the UK. It should be noted that certain categories of persons, including market makers, brokers, dealers and market intermediaries, are entitled to exemption from stamp duty and SDRT in respect of purchases of securities in specified circumstances. As outlined above, the statements are based on current UK tax law and current published practice of HMRC, both of which are subject to change at any time, possibly with retrospective effect.

General Rules

As a general rule, no stamp duty or SDRT should be payable on an issuance of the Ordinary Shares. However, reference should be made to the statements below in respect of issuances to depositary receipt issuers and clearance services.

The transfer on sale of Ordinary Shares by a written instrument of transfer will generally be liable to UK stamp duty at the rate of 0.5% of the amount or value of the consideration for the transfer (or, in certain circumstances, the market value of the Ordinary Shares), rounded up to the nearest £5 if necessary. The purchaser normally pays the stamp duty.

An unconditional agreement to transfer Ordinary Shares or a conditional agreement to transfer Ordinary Shares which subsequently becomes unconditional (in each case outside the facilities of a clearance service such as the Depository Trust Company (“DTC”), provided an election has not been made and maintained under section 97A Finance Act 1986) will generally give rise to a liability on the purchaser to SDRT at the rate of 0.5% of the amount or value of the consideration (or, in certain circumstances, the market value of the Ordinary Shares), but where an instrument of transfer is executed and duly stamped before the expiry of a period of six years beginning with the date of that agreement (or, if the agreement was conditional, the date on which it became unconditional), (i) any SDRT that has not been paid ceases to be payable, and (ii) any SDRT that has been paid may be recovered from HMRC, generally with interest.

Depositary Receipt Issuers and Clearance Services

Special rules apply where Ordinary Shares are issued or transferred to, or to a nominee or agent for, either a person whose business is or includes issuing depositary receipts within section 67 or section 93 Finance Act 1986 or a person whose business is or includes providing a clearance service within section 70 or section 96 of the Finance Act 1986, under which stamp duty or SDRT may be charged at a higher rate of 1.5%. However, where a clearance service has made and maintained an election under section 97A Finance Act 1986, the 1.5% charge will not apply as transfers of Ordinary Shares into and within that clearance service would then be subject to stamp duty or SDRT at the normal 0.5% rate (as discussed above). We understand that HMRC regards DTC as a clearance service for these purposes and that no relevant election under section 97A(1) has been made in respect of DTC.

On the basis of European Union case law, HMRC has confirmed that it will not seek to impose stamp duty or SDRT at the rate of 1.5% on issues of UK company shares to depositary receipt issuers and/or clearance systems. HMRC’s published guidance confirms that this remains HMRC’s position following the transition period which expired on December 31, 2020 after the withdrawal of the UK from the European Union. Accordingly, no stamp duty or SDRT should generally arise on the issue of Ordinary Shares to Cede & Co., as nominee of DTC (or on the issue of Ordinary Shares into a depositary receipt system).

However, HMRC’s published view is that the relevant case law does not have any impact upon the transfer (on sale or otherwise than on sale) of shares or securities to depositary receipt systems or clearance services that are not an integral part of an issue of share capital and so the 1.5% SDRT or stamp duty charge will generally continue to apply to such transfers. Therefore, if any Ordinary Shares are withdrawn from the facilities of DTC (which itself may give rise to a stamp duty or SDRT charge if the shares are simultaneously transferred), or if any Ordinary Shares are otherwise held outside of the facilities of DTC (and outside of the facilities of Euronext Copenhagen), a charge to stamp duty or SDRT at 1.5% may arise on a subsequent redeposit of Ordinary Shares into the facilities of DTC.

Transfers of Ordinary Shares within DTC or Euronext Copenhagen should not be subject to stamp duty or SDRT provided no instrument of transfer is entered into and no election that applies to the Ordinary Shares is made or has been made by DTC or Euronext Copenhagen (as applicable) under section 97A Finance Act 1986. In this regard, DTC has confirmed that DTC has not made an election under section 97A Finance Act 1986 which would affect the Ordinary Shares to be issued to Cede, as nominee of DTC, on completion of the Business Combination. Similarly, Euronext Copenhagen has confirmed that Euronext Copenhagen has not made an election under section 97A Finance Act 1986.

Any SDRT in respect of any transfer into a clearance service or depositary receipt system, which does arise will generally be accountable by the clearance service or depositary receipt system operator (as the case may be), but will, in practice, be payable by the participants in the clearance service or depositary receipt system.

It is noted that Topco submitted a non-statutory clearance application to HMRC to confirm certain aspects of the stamp duty and SDRT analysis above in relation to the Merger. HMRC has granted the clearances requested.

The UK Retained EU Law (Revocation and Reform) Bill, which was introduced to Parliament in the UK on September 22, 2022, intends to repeal, or assimilate into UK domestic law, all remaining retained European Union law as at December 31, 2023. It is currently uncertain whether or not the relevant European Union law that currently prohibits stamp duty or SDRT from arising on the issue of UK company shares to depositary receipt issuers and/or clearance systems will be repealed or assimilated into UK domestic law. If the relevant European law is repealed (and not assimilated or otherwise replaced in UK domestic law), then stamp duty or SDRT may arise on the future issue of UK company shares to depositary receipt issuers and/or clearance systems.

CERTAIN ERISA CONSIDERATIONS

An equity investment in us by a “benefit plan” may raise certain issues under the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code. Certain of these issues are described below. No attempt is made in this summary to describe issues that may arise under federal, state or local laws that are not preempted by ERISA (for example, any federal, state or local laws applicable to governmental plans or other benefit plans excluded from coverage under ERISA). In addition, this summary does not discuss the laws of any country other than the United States. Prospective investors that may be subject to any such laws should therefore consult their professional advisors with regard to such laws.

Benefit Plans

ERISA and the Code regulate “benefit plans,” which are broadly defined in Section 3(3) of ERISA as “employee benefit plans” and Section 4975(e)(1) of the Code as “plans.” For purposes of this summary, the term “benefit plan” includes, but is not limited to, qualified pension, profit-sharing, and stock bonus plans established by an employer or employer organization (also referred to herein as qualified retirement plans) and individual retirement accounts (“IRAs”).

Fiduciaries

ERISA and the Code impose certain duties on persons who are fiduciaries of such benefit plans and prohibit certain transactions involving the assets of such benefit plans and their fiduciaries or certain parties with an interest in the benefit plans. Under ERISA and the Code, any person who (a) exercises discretionary authority or control over the management of the benefit plan or exercises any authority or control over the management or disposition of the assets of the benefit plan, (b) renders investment advice to the benefit plan for a fee or other compensation, (c) has discretionary authority or responsibility in the administration of the benefit plan, or (d) otherwise is designated to carry out the foregoing, generally is considered to be a fiduciary of the benefit plan.

Duties of a Fiduciary

Under ERISA, a benefit plan fiduciary is required to discharge its duties with respect to such benefit plan solely in the interest of participants and beneficiaries of the benefit plan, and for the exclusive purpose of (a) providing benefits to participants and beneficiaries, and (b) defraying reasonable expenses of the benefit plan. Such duties must be discharged with such care, skill, prudence, and diligence under the circumstances then prevailing as a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a similar character and with similar aims. A fiduciary must also (a) diversify the investments of the benefit plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, and (b) invest assets of the benefit plan in accordance with the documents and instruments governing the benefit plan to the extent such documents and instruments are consistent with the provisions of ERISA.

In considering an investment of a portion of the assets of any benefit plan in us, a benefit plan fiduciary must discharge its duties in accordance with ERISA and the Code. Such duties include, but are not limited to, determining, in light of the risk factors inherent in an investment in us, whether the investment is in accordance with the documents and instruments governing the benefit plan and the applicable provisions of ERISA or the Code. For instance, the benefit plan fiduciary should consider whether the investment is permitted by the applicable plan documents and governing instruments and would be considered as prudent under ERISA and whether the benefit plan will satisfy ERISA’s diversification rules after the investment is made (the fiduciary rules of ERISA generally do not apply to IRAs but IRAs are subject to the prohibited transaction rules described below and those rules should be evaluated in connection with any contemplated investment in us by an IRA). In addition, a benefit plan fiduciary should consider whether the investment will result in the recognition of unrelated business taxable income by the benefit plan, and the effect such recognition would have on the benefit plan’s after-tax investment return.

Prohibited Transactions

A “prohibited transaction” is defined to include most transactions involving “plan assets,” including (without limitation) the direct or indirect sale of property, lending of money, and provision of services, between a benefit plan and certain persons who have specified relationships with the benefit plan (such persons being a “party in interest,” and/or “disqualified person,” as described below). Acts of self-dealing by fiduciaries also constitute prohibited transactions. Unless a statutory, individual or class exemption is available, the Code imposes an excise tax on such prohibited transactions and may result in a loss of tax-exempt status with respect to an IRA. Accordingly, absent an exemption, a fiduciary of a benefit plan should not invest the assets of any benefit plan in us if Topco or any of its affiliates is a fiduciary or other “party in interest” (as defined in ERISA) or “disqualified person” (as defined in the Code) with respect to the benefit plan.

Plan Assets

Fiduciary responsibilities and prohibited transaction restrictions generally apply with respect to the assets of a benefit plan, as well as any entity whose assets include such benefit plan’s assets. The U.S. Department of Labor has promulgated regulations, 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), which identify a benefit plan’s assets when a benefit plan invests in an entity. Under the Plan Asset Regulations, if a benefit plan (or an entity whose assets include such benefit plan’s assets, collectively, a “benefit plan investor” within the meaning of the Plan Asset Regulations) invests in us, unless an exception applies, the benefit plan’s assets will include its interest in us and will also include our underlying assets.

There are four exceptions to the rule treating an entity’s underlying assets as plan assets. Generally, if a benefit plan invests in an entity, then such benefit plan’s assets will include its equity investment in the entity but will not include the entity’s underlying assets, so long as the entity is one:

•

whose security is a publicly offered security (i.e., the equity interests are held by 100 or more investors independent of the issuer and each other, freely transferable within the meaning of the Plan Asset Regulations and registered under certain provisions of the federal securities laws);

•	whose security is registered under the Investment Company Act of 1940;

•

which is an operating company, including a “venture capital operating company” or a “real estate operating company” (i.e., an entity primarily engaged in production of a product or service other than the investment of capital (i.e., an active business), an entity that primarily invests in such active businesses or invests certain real estate that is managed or developed); or

•	in which equity participation by benefit plan investors is not “significant” (i.e., benefit plan investors hold less than 25% of the total value of each class of equity interests in the entity).

It is expected that our Ordinary Shares will constitute publicly-offered securities, within the meaning of (a) immediately above. Thus, it is expected that our underlying assets generally will not be considered as “plan assets” under the Plan Assets Regulation.

Plan Asset Consequences

If our underlying assets were to be deemed to be “plan assets,” then, among other things, (a) the prudence and other fiduciary responsibility standards of ERISA would apply to our operations and (b) certain transactions in which we might seek to engage could constitute or involve “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, Topco and any other fiduciary that has engaged in the prohibited transaction could be required (a) to restore to the benefit plan any profit realized on the transaction and (b) to reimburse the benefit plan for any losses suffered by the benefit plan as a result of the transaction. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year (or portion of the year) the transaction continues and, unless the transaction is corrected (e.g., unwound) within statutorily required periods, to an additional tax of 100% of the amount involved (such taxes are referred to as “prohibited transaction excise taxes”). Benefit plan fiduciaries who decide to invest in us could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in us or as co-fiduciaries for actions taken by or on behalf of us or our general partner and/or its affiliates. With respect to IRAs, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status. In addition, to the extent someone other than the IRA owner or beneficiary engaged in such prohibited transaction, such person could be subject to prohibited transaction excise taxes. The foregoing discussion is not comprehensive and other significant adverse results could also arise.

All potential investors should consult with their own legal counsel concerning the potential impact of ERISA and the Code to such potential investor prior to making an investment in us. A benefit plan fiduciary can be personally liable for (a) losses incurred by a benefit plan resulting from a breach of fiduciary duties, (b) a civil penalty, which may be imposed by the U.S. Department of Labor, of as much as 20% of any amount recovered by the benefit plan, and (c) to the extent the benefit plan fiduciary is also a disqualified person within the meaning of Section 4975 of the Code, prohibited transaction excise taxes. Accordingly, before proceeding with an investment in us, a benefit plan fiduciary, taking into account the facts and circumstances of such benefit plan, should consider any applicable fiduciary standards and any prohibitions imposed against certain transactions under ERISA or the Code, and the permissibility of such investment under the governing documents of the benefit plan. Thus, taking into consideration the information contained herein, the benefit plan fiduciary should give special attention to (a) the Plan Asset Regulations and the impact of such regulations upon the benefit plan fiduciary’s decision to invest in us, (b) the prudence of an investment in us, and (c) otherwise applicable provisions of ERISA and the Code, considering all facts and circumstances of the investment which the benefit plan fiduciary knows or should know are relevant to the investment or a series or program of investments of which an investment we are a part.

Topco and its counsel make no representations with respect to whether an investment in us would be a suitable investment within any benefit plan’s particular investment portfolio.

PLAN OF DISTRIBUTION

The selling shareholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling shareholder as a gift, partnership distribution or other permitted transfer after the date of this prospectus (all of whom may be selling shareholders), may sell some or all of the securities covered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which our Ordinary Shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling shareholders may sell the securities by one or more of the following methods, without limitation:

•	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which our Ordinary Shares are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	“at-the-market” offering transactions;

•	short sales, either directly or with a broker-dealer or affiliate thereof;

•	through the writing of options on the Ordinary Shares, whether or not the options are listed on an options exchange;

•	through loans or pledges of the Ordinary Shares to a broker-dealer or an affiliate thereof;

•

by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our Ordinary Shares;

•	through the distribution by any selling shareholder to its partners, members or equity holders;

•	one or more underwritten offerings on a firm commitment or best efforts basis; and

•	any combination of any of these methods of sale.

For example, the selling shareholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of our Ordinary Shares. These brokers, dealers or underwriters may act as principals, or as an agent of a selling shareholder. Broker-dealers may agree with a selling shareholder to sell a specified number of Ordinary Shares at a stipulated price. If the broker-dealer is unable to sell the Ordinary Shares acting as agent for a selling shareholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire Ordinary Shares as principals may thereafter resell the Ordinary Shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the Ordinary Shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

A selling shareholder may also enter into hedging and/or monetization transactions. For example, a selling shareholder may:

•

enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a selling shareholder and engage in short sales of our Ordinary Shares under this prospectus, in which case the other party may use Ordinary Shares received from the selling shareholder to close out any short position;

•	sell short our Ordinary Shares under this prospectus and use Ordinary Shares held by the selling shareholder to close out any short position;

•

enter into options, forwards or other transactions that require the selling shareholder to deliver, in a transaction exempt from registration under the Securities Act, Ordinary Shares to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling shareholder and publicly resell or otherwise transfer Ordinary Shares under this prospectus;

•

loan or pledge Ordinary Shares to a broker-dealer or affiliate of a broker-dealer or other third party who may then become a selling shareholder and sell the loaned shares or, in an event of default in the case of a pledge, become a selling shareholder and sell the pledged shares, under this prospectus. As and when a selling shareholder takes such actions, the number of securities offered under this prospectus on behalf of such selling shareholder will decrease. The plan of distribution for that selling shareholder’s Ordinary Shares will otherwise remain unchanged; or

•

enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling shareholder or borrowed from the selling shareholder or others to settle those sales or to close out any related open borrowings of Ordinary Shares, and may use securities received from the selling shareholder in settlement of those derivatives to close out any related open borrowings of Ordinary Shares. The third party in such sale transactions may be an underwriter and, if applicable, will be identified as such in the applicable prospectus supplement (or a post-effective amendment).

The selling shareholders may also sell Ordinary Shares pursuant to Rule 144 under the Securities Act.

We do not know of any arrangements by the selling shareholders for the sale of our Ordinary Shares.

To the extent required under the Securities Act, the aggregate amount of selling shareholders’ Ordinary Shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the Ordinary Shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling shareholder and/or purchasers of selling shareholders’ Ordinary Shares for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling shareholders and any underwriters, brokers, dealers or agents that participate in the distribution of the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the Ordinary Shares sold by them may be deemed to be underwriting discounts and commissions.

The selling shareholders and other persons participating in the sale or distribution of the Ordinary Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the Ordinary Shares by the selling shareholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of ordinary shares in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the Ordinary Shares to engage in market-making activities with respect to the particular Ordinary Shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares.

To the extent permitted by applicable law, this plan of distribution may be modified in a prospectus supplement or otherwise.

We agreed to register the Ordinary Shares under the Securities Act and to keep the registration statement of which this prospectus is a part effective for a specified period of time. We have also agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act. The selling shareholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

We will not receive any proceeds from sales of any Ordinary Shares by the selling shareholders.

We cannot assure you that the selling shareholders will sell all or any portion of the Ordinary Shares offered hereby. All of the foregoing may affect the marketability of the securities offered hereby.

LEGAL MATTERS

The validity of the Ordinary Shares offered hereby will be passed upon for us by Travers Smith LLP, legal counsel as to English law.

EXPERTS

The consolidated financial statements of Noble Corporation (Successor) as of December 31, 2021, and for the period from February 6, 2021 through December 31, 2021 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Noble Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Noble Corporation’s emergence from bankruptcy and adoption of fresh start accounting on February 5, 2021 as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Noble Holding Corporation plc (formerly known as Noble Corporation plc) (Predecessor) as of December 31, 2020, and for the period from January 1, 2021 through February 5, 2021, and for each of the two years in the period ended December 31, 2020 incorporated in this prospectus by reference to Noble Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Noble Corporation plc’s (subsequently renamed Noble Holding Corporation plc) petition on July 31, 2020 with the United States Bankruptcy Court for the Southern District of Texas for reorganization under the provisions of Chapter 11 of the Bankruptcy Code, and emergence from bankruptcy and adoption of fresh start accounting on February 5, 2021 as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Pacific Drilling Company LLC as of December 31, 2020 (Successor), and of Pacific Drilling S.A. for the year ended December 31, 2020 (Predecessor), have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 financial statements refers to a change in the basis for presentation for Pacific Drilling Company LLC’s emergence from bankruptcy.

The financial statements of The Drilling Company of 1972 A/S as of December 31, 2021, 2020 and 2019 and for the years then ended included in Noble Corporation plc’s (f/k/a Noble Finco Limited) Registration Statement on Form S-4 dated March 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab, independent auditors, given on the authority of said firm as experts in auditing and accounting.

THE DRILLING COMPANY OF 1972 A/S

CONSOLIDATED INCOME STATEMENTS

		For the 6 months ended June 30,
	Notes	2022	2021

		USD million
Revenue	1.1, 1.2	532	614
Cost of sales (exclusive of depreciation and amortisation shown separately below)		(437)	(451)
Special items	1.3	(11)	(11)
Depreciation and amortisation		(97)	(106)
Impairment reversals (losses), net	1.4	(118)	11
Gain/(loss) on sale of non-current assets	1.5	—	17
Share of results in joint ventures		(1)	(1)

Profit/loss before financial items		(132)	73
Financial expenses		(38)	(37)
Financial income		10	5

Profit/loss before tax		(160)	41
Tax		(12)	(12)

Profit/loss for the period		(172)	29

Earnings in USD per share of DKK 10 for the period	1.6	(4.2)	0.7
Diluted earnings in USD per share of DKK 10 for the period	1.6	(4.2)	0.7

The accompanying notes are an integral part of these consolidated financial statements

THE DRILLING COMPANY OF 1972 A/S

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the 6 months ended June 30,
	2022	2021

	USD million
Profit/loss for the period	(172)	29
Cash flow hedges:
Value adjustment of hedges	4	(2)
Reclassified to income statement	11	4

Total items that have or will be reclassified to the income statement	15	2

Other comprehensive income, net of tax	15	2

Total comprehensive income for the period	(157)	31

The accompanying notes are an integral part of these consolidated financial statements

THE DRILLING COMPANY OF 1972 A/S

CONSOLIDATED CASH FLOW STATEMENTS

	For the 6 months ended June 30,
	2022	2021

	USD million
Profit/loss before financial items	(132)	73
Depreciation, amortisation and impairment reversals (losses), net	215	95
Gain/loss on sale of non-current assets	—	(17)
Change in working capital	(17)	(39)
Change in provisions	(1)	(2)
Other non-cash items	3	2
Taxes paid	(27)	(18)

Cash flow from operating activities	41	94

Purchase of intangible assets and property, plant and equipment	(71)	(43)
Sale of property, plant and equipment	4	33
Other financial investments	—	(1)

Cash flow from/used for investing activities	(67)	(11)

Interest received	1	—
Interest paid	(21)	(28)
Repayment of borrowings	(295)	(81)

Cash flow from financing activities	(315)	(109)

Net cash flow for the period	(341)	(26)

Cash and bank balances 1 January	557	226
Currency translation effect on cash and bank balances	(2)	(1)

Cash and bank balances, end of period	214	199

Cash and bank balances at June 30, 2022 include USD 20 million (June 30, 2021: USD 25 million) that relates to cash and bank balances in countries with exchange control or other restrictions. These funds are not readily available for general use by Maersk Drilling.

The accompanying notes are an integral part of these consolidated financial statements

THE DRILLING COMPANY OF 1972 A/S

CONSOLIDATED BALANCE SHEETS

		June 30,
	Note	2022	2021

		USD million
Assets
Intangible assets		20	11
Property, plant and equipment		2,622	2,848
Right-of-use assets		21	26
Financial non-current assets		8	6
Deferred tax		17	18

Total non-current assets		2,688	2,909

Trade receivables		214	258
Tax receivables		3	18
Other receivables		50	73
Prepayments		49	61

Receivables, etc.		316	410

Cash and bank balances		214	199
Assets held for sale	1.5	39	139

Total current assets		569	748

Total assets		3,257	3,657

Equity and liabilities
Share capital		63	63
Reserves and retained earnings		2,102	1,987

Total equity		2,165	2,050

Borrowings, non-current[1]		633	1,072
Provisions		9	5
Deferred tax		26	15
Derivatives		—	25

Other non-current liabilities		35	45

Total non-current liabilities		668	1,117

Borrowings, current		136	136
Provisions		2	13
Trade payables		137	185
Tax payables		61	64
Other payables		50	47
Deferred income		38	45

Other current liabilities		288	354

Total current liabilities		424	490

Total liabilities		1,092	1,607

Total equity and liabilities		3,257	3,657

1	Maersk Drilling made a voluntary loan repayment of USD 226 million in March 2022.

The accompanying notes are an integral part of these consolidated financial statements

THE DRILLING COMPANY OF 1972 A/S

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Share Capital	Hedge Reserve	Retained Earnings	Total Equity

	USD million
Equity January 1, 2022	63	(22)	2,279	2,320
Other comprehensive income, net of tax	—	15	—	15
Loss for the period	—	—	(172)	(172)

Total comprehensive income for the period	—	15	(172)	(157)

Value of share-based payments	—	—	2	2

Total transactions with shareholders	—	—	2	2

Equity June 30, 2022	63	(7)	2,109	2,165

Equity January 1, 2021	63	(30)	1,984	2,017
Other comprehensive income, net of tax	—	2	—	2
Profit for the period	—	—	29	29

Total comprehensive income for the period	—	2	29	31

Value of share-based payments	—	—	2	2

Total transactions with shareholders	—	—	2	2

Equity June 30, 2021	63	(28)	2,015	2,050

The accompanying notes are an integral part of these consolidated financial statements

Date of authorization for issue:

These unaudited interim consolidated financial statements for the six months period ended June 30, 2022 and 2021 were authorized for issue by the Board of Directors on August 19, 2022.

1.1 Segment Information

	For the 6 months ended June 30,
	2022				2021
	North Sea	International	Unallocated Activities	Total	North Sea	International	Unallocated Activities	Total

	USD million
Revenue	237	279	16	532	326	274	14	614
EBITDA before special items	61	26	8	—	130	25	8	—
Depreciation and amortisation	(48)	(43)	(6)	(97)	(63)	(37)	(6)	(106)
Impairment reversals (losses), net	—	(99)	(19)	(118)	11	—	—	11
Investments in non-current assets	21	36	10	67	13	17	6	36
Non-current assets(1)	1,577	1,033	32	2,642	1,640	1,139	80	2,859

(1)	Comprises intangible assets and property, plant and equipment.

The allocation of business activities into segments is in line with the internal management reporting provided to the chief operating decision maker which is Executive Management. Management has organised its business around the North Sea segment which utilises Jack-up rigs and an International segment which utilises semi-submersible rigs and drillships. The organisation is based on differences in the requirements of the drilling equipment due to geographical conditions and regulatory considerations. In general, rigs will be deployed in the operating areas for which they are designed, we therefore typically refer to them as “two different operating segments”. Jack-up rigs and floaters typically form separate segments as they are used for drilling programmes at different water depths. No operating segments have been aggregated.

EBITDA before special items reconciles to the consolidated income statements as follows:

	For the 6 months ended June 30,
	2022	2021

	USD million
Profit/Loss for the period	(172)	29
Adjustments:
Tax expenses	12	12
Financial expenses	38	37
Financial income	(10)	(5)
Share of results in joint ventures	1	1
Gain (loss) on sale of non-current assets	—	(17)
Impairment reversals (losses), net	118	(11)
Depreciation and amortisation	97	106
Special items	11	11
EBITDA from unallocated activities	(8)	(8)

EBITDA before special items and unallocated activities	87	155

1.2 Revenue

Revenue from drilling activities typically comprise fixed amounts for each day the rig is under contract differentiated by the activities undertaken (“day rate revenue”) and other revenue components such as lump sum payments for rig mobilisation and demobilisation and payments for investments in equipment or rig upgrades required to meet the operational needs of the drilling campaign, both of which are amortised over the contract period; bonuses linked to performance in terms of time, efficiency or drilling outcome measures such as reservoir targeting; or payments for third-party services to be delivered by Maersk Drilling.

For revenue, geographical information is based on geographical location where earned. The geographical split and types of revenue are as follows:

	For the 6 months ended June 30, 2022
	North Sea	International	Other	Total

	USD million
Geographical split
Denmark	10	—	1	11
Norway	178	—	—	178
United Kingdom	32	—	—	32
The Netherlands	17	—	—	17
Australia	—	63	—	63
Ghana	—	51	—	51
Guyana	—	12	—	12
Malaysia	—	33	—	33
Namibia	—	13	—	13
Sao Tome	—	25	—	25
Suriname	—	40	—	40
Trinidad	—	23	—	23
Other	—	19	15	34

Total	237	279	16	532

Composition of revenue
Day rate revenue	194	219	14	427
Other revenue	43	60	2	105

Total	237	279	16	532

Type of revenue
Services component	140	224	10	374
Lease component	97	55	6	158

Total	237	279	16	532

	For the 6 months ended June 30, 2021
	North Sea	International	Other	Total

	USD million
Geographical split
Denmark	7	—	1	8
Norway	242	—	—	242
United Kingdom	66	—	—	66
The Netherlands	11	—	—	11
Angola	—	45	—	45
Australia	—	44	—	44
Azerbaijan	—	37	—	37
Ghana	—	23	—	23
Suriname	—	56	—	56
Trinidad	—	42	—	42
Other	—	27	13	40

Total	326	274	14	614

Composition of revenue
Day rate revenue	265	218	12	495
Other revenue	61	56	2	119

Total	326	274	14	614

Type of revenue
Services component	171	183	12	366
Lease component	155	91	2	248

Total	326	274	14	614

At June 30, 2022, the revenue backlog of contracted future service and lease revenue amounted to USD 2.0 billion (December 31, 2021: USD 1.9 billion).

1.3 Special items

	For the 6 months ended June 30,
	2022	2021

	USD million
Merger related costs	9	—
Transformation and restructuring costs	—	1
COVID-19 costs not recharged to customers	2	10

Special items, costs	11	11

Special items comprise income and expenses that are not considered to be part of Maersk Drilling’s ordinary operations such as merger related costs, major restructuring projects and COVID-19 related costs. COVID-19 related costs are defined as additional costs triggered by the COVID-19 pandemic in the form of costs incurred to comply with local travel and quarantine rules and customer requirements, additional costs incurred with procuring testing kits for crews operating rigs, additional crew change costs for quarantine hotels, charter flights, per diems as well as additional costs to reimburse subcontractors in instances where they need to comply with quarantine regulations.

Special items incurred in the first six months of 2022 comprised USD 9 million merger related costs and USD 2 million of COVID-19 related costs not recharged to customers. Special items incurred in the first six months of 2021 comprised redundancy costs from the establishment of virtual rig teams and a new technical hub in Gdansk of USD 1 million and net COVID-19 related costs of USD 10 million.

1.4 Impairment test

2022

Maersk Explorer was cold stacked in May 2022 due to lack of commercial outlook and therefore it was impaired to estimated scrapping value. This resulted in an impairment loss of USD 99 million.

Apart from the USD 99 million impairment loss on Maersk Explorer and the USD 19 million impairment loss in connection with the sale of Maersk Convincer, no impairment triggers have been identified that would lead to an impairment test. Therefore, no further impairment reversals were recognised in the first six months ended June 30, 2022.

2021

In connection with the sale of Mærsk Gallant in May 2021, an impairment loss of USD 11 million has been reversed.

In connection with the valuation of the Company in a contemplated business combination, Maersk Drilling’s net assets were assessed by the accounting acquirer as part of this transaction at values below their carrying amounts as at September 30, 2021 and Management concluded that an impairment test needed to be performed.

An impairment test based on a value in use calculation was therefore performed, and the conclusion was that the impairment test did not lead to impairment or reversal of previously recognised impairments.

1.5 Sale of non-current assets

	For the 6 months ended June 30,
	2022	2021

	USD million
Gains	—	17

Gains/losses on sale of non-current assets, net	—	17

Carrying amount of non-current assets	—	15
Gain/loss on sale of non-current asset	—	17
Cash advance from sale of non-current assets	4	—
Change in payables from the sale	—	1

Cash flow from sale of non-current assets	4	33

Carrying amount of assets held for sale	39	139

In April 2022, Maersk Drilling announced that it entered into an agreement to sell the jack-up rig Maersk Convincer to ADES Saudi Limited Company. The sales price is USD 42.5 million in an all cash transaction of which USD 4 million was received in April 2022. Expecting closing date is mid September 2022 after the completion of its current drilling programme with Brunei Shell Petroleum Company Sdn. Bhd. An impairment loss of USD 19 million was recognised after the sales agreement was announced and the rig was subsequently classified as asset held for sale.

During the second quarter of 2021, Maersk Drilling completed the divestment of the jack-up rigs Maersk Guardian (now named Guardian) and Mærsk Gallant (now named Gallant) to New Fortress Energy. The total sales price for the two rigs was USD 31 million in all-cash transactions. Additionally, USD 2 million were collected from the sale of spare parts owned by Mærsk Gallant.

In May 2021, Maersk Drilling further announced that it entered into an agreement to divest the combined drilling and production unit Mærsk Inspirer to Havila Sirius for a price of USD 373 million in an all-cash transaction. In connection with the sale announcement, Mærsk Inspirer was classified as held for sale and depreciation of the asset was ceased. The sale was completed in 2021.

1.6 Share capital and earnings per share

The share capital comprises 41,532,112 shares of DKK 10. At June 30, 2022, the Company holds 141,402 treasury shares (June 30, 2021: 241,397) and the average number of shares in circulation during the first six months of 2022 was 41,340,712 (June 30, 2021: 41,289,832).

Earnings per share amounted to USD -4.2 (USD 0.7) and diluted earnings per share USD -4.2 (USD 0.7).

Earnings per share is equal to profit/loss for the period divided by the average number of shares in circulation or the average diluted number of shares in circulation.

At June 30, 2022, a potential dilutive effect of 297,031 shares (June 30, 2021: 291,342 shares) outstanding under the long-term incentive programme is excluded from the calculation of diluted earnings per share as the inclusion of such a dilutive effect would result in a reduction in the loss per share, while in 2021 it was included.

1.7 Capital commitments

At June 30, 2022, capital commitments relating to rig upgrades and special periodic surveys amounted to USD 64 million (December 31, 2021: USD 38 million). Maersk Drilling does not have capital commitments related to new buildings.

1.8 Subsequent events

In connection with the business combination between Noble and Maersk Drilling, which was announced on November 10, 2021, on August 8, 2022 Noble published an offer document setting out the full terms and conditions to the voluntary public share exchange offer to be made to the shareholders of Maersk Drilling. The offer period commenced on August 10, 2022 and expired on September 8, 2022, with completion of the exchange offer expected on October 3, 2022.

Subject to completion of the exchange offer, Noble intends to delist Maersk Drilling from Nasdaq Copenhagen at an appropriate time and to the extent permitted by Nasdaq Copenhagen. Further, because the exchange offer was accepted by shareholders representing in total more than 90% of all Maersk Drilling shares and voting rights, Noble intends to initiate and complete a compulsory purchase of the remaining minority Maersk Drilling shares in accordance with the Danish Companies Act.

No other events have occurred after the balance sheet date which are expected to have a material impact on the consolidated financial statements.

1.9 Basis of preparation

These interim consolidated financial statements reflect the consolidated figures for The Drilling Company of 1972 A/S (the “Company”) and its subsidiaries (the “Group” or “Maersk Drilling”). All amounts in these interim consolidated financial statements are stated in United States Dollars (USD) and rounded to the nearest million.

Accounting policies

These interim consolidated financial statements have been prepared in accordance with IAS 34 ‘Interim Financial Reporting’ as issued by the IASB.

The accounting policies, areas of judgement and areas of significant estimates are consistent with those set out in the notes to Maersk Drilling’s consolidated financial statements for 2021.

New reporting requirements

New standards and amendments effective for the financial years 2022 and 2021 have not had any material impact on the accounting policies applied.

New standards, amendments and interpretations adopted in 2022 include:

•

IAS 16, Property, Plant and Equipment—Proceeds before intended use. The amendment prohibits deducting from the cost of an item of property, plant and equipment any proceeds from selling items produced while bringing that asset to the location and condition necessary for it to be capable of operating in the manner intended by management.

•	IAS 37, Onerous Contracts: The amendment clarifies which costs to include when determining whether a contract in onerous

•	IFRS 3, Business Combinations: The amendment includes updates to references to follow the new Conceptual Framework.

•	Annual Improvements to IFRS Standards 2018–2020: These improvements relate to clarifications and reliefs within IFRS 1, IFRS 9, IFRS 16 and IAS 41.

New standards, amendments and interpretations adopted in 2021 include:

•

IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16: IBOR reform, phase 2. A number of amendments which provide relief from modification accounting arising from changes in contractual cash flows on debt instruments and lease contracts and redesignation of designated hedge relationships as a consequence of the IBOR reform.

NOBLE CORPORATION plc

A Ordinary Shares

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (other than underwriting discounts and commissions) to be incurred by us in connection with a distribution of the securities registered under this registration statement.

SEC registration fee		$46,337.10
Accounting fees and expenses			*
Legal fees and expenses			*
Printing and engraving expenses			*
Transfer agent fees and expenses			*
Miscellaneous			*

Total	$		*

*

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the registrant anticipates it will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Topco is a public limited company incorporated under the laws of England and Wales. Chapter 7 of Part 10 of the Companies Act contains provisions protecting directors from liability. All statutory references in this Item 15 are to the Companies Act.

Section 232(1) makes void any provision that purports to exempt a director of a company from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company.

Section 232(2) makes void any provision by which a company directly or indirectly provides an indemnity for a director of the company (or of an associated company) against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company, except as permitted by:

(a) liability insurance pursuant to Section 233;

(b) qualifying third-party indemnity provisions falling within Section 234; and

(c) qualifying pension scheme indemnity provisions falling within Section 235.

Section 233 permits liability insurance, commonly known as directors’ and officers’ liability insurance, purchased and maintained by a company against liability for negligence, default, breach of duty or breach of trust in relation to the company.

Section 234 allows for Topco to provide an indemnity against liability incurred by a director to someone other than Topco or an associated company. Such an indemnity does not permit indemnification against liability to pay (i) criminal fines, (ii) penalties to a regulatory authority, (iii) the costs of an unsuccessful defense of criminal, (iv) the costs of civil proceedings brought by Topco or an associated company or (v) the costs in connection with an application for relief under Sections 661 (power of court to grant relief in case of acquisition of shares by innocent nominee) or 1157 (general power of court to grant relief in case of honest and reasonable conduct).

Any indemnity provided under Section 234 must be disclosed in Topco’s annual report in accordance with Section 236 and copies of such indemnification provisions made available for inspection in accordance with Section 237 (and every member has a right to inspect and request such copies under Section 238).

Conduct of a director amounting to negligence, default, breach of duty or breach of trust in relation to the company can be ratified, in accordance with Section 239, by a resolution of the members of the company, disregarding the votes of the director (if a member) and any connected member.

To the extent permitted by the Companies Act and without prejudice to any indemnity to which any person may otherwise be entitled, the Topco Articles of Association authorize indemnification to the fullest extent permitted under law.

Where a person is indemnified against any liability in accordance with this Item 15, such indemnity shall extend, to the extent permitted by the Companies Act, to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

In accordance with the authorization set out in the Topco Articles of Association, to the fullest extent permitted by law and without prejudice to any other indemnity to which the director may otherwise be entitled, Topco has entered into deeds of indemnity with its directors and officers. Under the deeds of indemnity, Topco will indemnify its directors and officers to the fullest extent permitted or authorized by the Companies Act or by any other statutory provisions authorizing or permitting such indemnification.

Topco also maintains insurance to protect itself and its directors, officers, employees and agents against expenses, liabilities and losses incurred by such persons in connection with their services in the foregoing capacities.

Item 16.	Exhibits

Exhibit Number	Description

2.1	Modified Second Amended Joint Plan of Reorganization of Noble Corporation plc (n/k/a Noble Holding Corporation plc), a company incorporated under the laws of England and Wales (“Legacy Noble”), and its Debtor Affiliates (filed as Exhibit 2.1 to Legacy Noble’s Current Report on Form 8-K filed on November 23, 2020 and incorporated herein by reference).

2.2†	Agreement and Plan of Merger, dated as of March 25, 2021, by and among Noble Corporation, a Cayman Islands company (“Noble Cayman”), Duke Merger Sub, LLC and Pacific Drilling Company LLC (filed as Exhibit 2.1 to Noble Cayman’s Current Report on Form 8-K filed on March 25, 2021 and incorporated herein by reference).

2.3†	Purchase and Sale Agreement, dated as of August 25, 2021, by and among Noble Finance Company, Noble Drilling (TVL) Ltd., Noble SA Limited, Noble Rig Holding I Limited, Noble Rig Holding 2 Limited, Noble Drilling Arabia Co. Ltd. and ADES International Holding Limited (filed as Exhibit 2.1 to Noble Cayman’s Current Report on Form 8-K filed on August 26, 2021 and incorporated herein by reference).

2.4†	Amendment No. 1 to Purchase and Sale Agreement, dated as of October 15, 2021, by and among Noble Finance Company, Noble Drilling (TVL) Ltd., Noble SA Limited, Noble Rig Holding I Limited, Noble Rig Holding 2 Limited, Noble Drilling Arabia Co. Ltd., ADES International Holding Limited and ADES Saudi Limited Company (filed as Exhibit 2.7 to Noble Cayman’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and incorporated herein by reference).

2.5†	Business Combination Agreement, dated as of November 10, 2021, by and among Noble Corporation, Noble Finco Limited (n/k/a Noble Corporation plc), Noble Newco Sub Limited and The Drilling Company of 1972 A/S (filed as Exhibit 2.1 to Noble Cayman’s Current Report on Form 8-K filed on November 10, 2021 and incorporated herein by reference).

2.6	Amendment No. 1 to Business Combination Agreement, dated as of August 5, 2022, by and among Noble Corporation plc, Noble Corporation, Noble Newco Sub Limited and The Drilling Company of 1972 A/S (filed as Exhibit 2.1 to Noble Cayman’s Current Report on Form 8-K filed on August 5, 2022 and incorporated herein by reference).

2.7†	Asset Purchase Agreement, dated as of June 23, 2022, by and among Noble Corporation and certain of its subsidiaries, Shelf Drilling (North Sea), Ltd., and Shelf Drilling, Ltd. (filed as Exhibit 2.1 to Noble Cayman’s Current Report on Form 8-K filed on June 23, 2022 and incorporated herein by reference).

2.8†*	Deed of Amendment relating to the Asset Purchase Agreement, dated as of August 25, 2022, by and among Noble Corporation and certain of its subsidiaries, Shelf Drilling (North Sea), Ltd., and Shelf Drilling, Ltd. (filed as Exhibit 2.1 to Noble Cayman’s Current Report on Form 8-K filed on August 31, 2022 and incorporated herein by reference).

3.1	Amended and Restated Articles of Association of Noble Corporation plc (filed as Exhibit 3.1 to Topco’s Current Report on Form 8-K filed on September 30, 2022 and incorporated herein by reference).

4.1	Indenture, dated as of February 5, 2021, among Noble Finance Company, the subsidiaries of Noble Finance Company party thereto, as guarantors, and U.S. Bank National Association, a national banking association, as collateral agent and trustee (including the form of Second Lien Note attached thereto) (filed as Exhibit 4.1 to Noble Cayman’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

4.2	Supplemental Indenture, dated as of December 17, 2021, among Pacific Drilling S.A., as guarantor, and U.S. Bank National Association, a national banking association, as collateral agent and trustee (filed as Exhibit 4.2 to Amendment No. 2 to Noble Cayman’s Registration Statement on Form S-3/A dated December 22, 2021 (No. 333-255406) and incorporated herein by reference).

4.3

Second Supplemental Indenture, dated as of September 27, 2022, among Pacific Santa Ana Limited, as guarantor, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association, a national banking association), as collateral agent and trustee.

4.4

Third Supplemental Indenture, dated as of September 28, 2022, among Noble NDUS UK Ltd, as guarantor, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association, a national banking association), as collateral agent and trustee.

4.5	Equity Registration Rights Agreement, dated as of February 5, 2021, by and among Noble Corporation and the holders party thereto (filed as Exhibit 10.6 to Noble Cayman’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

4.6	Registration Rights Agreement, dated as of April 15, 2021, by and among Noble Corporation and the holders party thereto (filed as Exhibit 10.1 to Noble Cayman’s Current Report on Form 8-K filed on April 16, 2021 and incorporated herein by reference).

4.7	Form of Registration Rights Agreement, by and among Noble Finco Limited (n/k/a Noble Corporation plc) and the holders party thereto (filed as Exhibit 10.4 to Noble Cayman’s Current Report on Form 8-K filed on November 10, 2021 and incorporated herein by reference).

4.8	Tranche 1 Warrant Agreement, dated as of September 30, 2022, by and among Noble Corporation plc, Computershare Inc. and Computershare Trust Company, N.A. (filed as Exhibit 10.2 to Topco’s Current Report on Form 8-K filed on September 30, 2022 and incorporated herein by reference).

4.9	Tranche 2 Warrant Agreement, dated as of September 30, 2022, by and among Noble Corporation plc, Computershare Inc. and Computershare Trust Company, N.A. (filed as Exhibit 10.3 to Topco’s Current Report on Form 8-K filed on September 30, 2022 and incorporated herein by reference).

4.10	Tranche 3 Warrant Agreement, dated as of September 30, 2022, by and among Noble Corporation plc, Computershare Inc. and Computershare Trust Company, N.A. (filed as Exhibit 10.4 to Topco’s Current Report on Form 8-K filed on September 30, 2022 and incorporated herein by reference).

4.11	Assumption Agreement, dated as of September 30, 2022, by and between Noble Corporation plc and Noble Corporation (filed as Exhibit 10.5 to Topco’s Current Report on Form 8-K filed on September 30, 2022 and incorporated herein by reference).

5.1	Opinion of Travers Smith LLP.

22.1	List of Guarantor Subsidiaries and Affiliate Securities Pledged as Collateral.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of KPMG LLP.

23.4	Consent of PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab.

23.5	Consent of Travers Smith LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

107	Filing Fees Table.

†	Certain portions of the exhibit have been omitted. The registrant agrees to furnish a supplemental copy with any omitted information to the Securities and Exchange Commission (“SEC”) upon request.
*	Certain personally identifiable information contained in this exhibit has been redacted pursuant to Item 601(a)(6) of Regulation S-K.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on September 30, 2022.

NOBLE CORPORATION plc

By:	/s/ Robert W. Eifler
Robert W. Eifler
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert W. Eifler and Richard B. Barker, and each of them, each of whom may act without the joinder of the others, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert W. Eifler Robert W. Eifler	Director, President and Chief Executive Officer (Principal Executive Officer)	September 30, 2022

/s/ Richard B. Barker Richard B. Barker	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 30, 2022

/s/ Laura D. Campbell Laura D. Campbell	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	September 30, 2022

/s/ Alan J. Hirshberg Alan J. Hirshberg	Director	September 30, 2022

/s/ Ann D. Pickard Ann D. Pickard	Director	September 30, 2022

/s/ Charles M. Sledge Charles M. Sledge	Director	September 30, 2022